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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Qwest Communications International Inc.	Qwest Services Corporation	Qwest Capital Funding, Inc.
(Exact name of each registrant as specified in its charter)

4813
(Primary Standard Industrial

Classification Code Number)

Delaware	Colorado	Colorado
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
84-1339282	84-1339283	84-1028672
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1801 California Street
Denver, Colorado 80202
(303) 992-1400
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Stephen E. Brilz
Deputy General Counsel
1801 California Street
Denver, Colorado 80202
(303) 992-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard M. Russo
Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4200
Denver, Colorado 80202
(303) 298-5700

and

Jeffery L. Norton
Peter E. Ruhlin
Linklaters
1345 Avenue of the Americas
New York, New York 10105
(212) 424-9000

        Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

(The facing page is continued on the following page.)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

7 1/2% Senior Notes due 2014—Series B	$800,000,000	100%	$800,000,000	$85,600(2)

Guarantees of 7 1/2% Senior Notes due 2014—Series B	—	—	—	(3)

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $13,214.50 previously paid in connection with unsold securities from the registrants' prior registration statement on Form S-3 (SEC File No. 333-127160), filed by the registrants on August 3, 2005, is being carried forward.

(3)
The guarantees by Qwest Services Corporation and Qwest Capital Funding, Inc. of the obligations of Qwest Communications International Inc. under the notes are also being registered hereby. No additional registration fee is due for the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, dated December 16, 2005

PROSPECTUS

$800,000,000
Qwest Communications International Inc.

Guaranteed by
Qwest Services Corporation and
Qwest Capital Funding, Inc.

Exchange Offer for All Outstanding
7 1/2% Senior Notes due 2014—Series B
(CUSIP Nos. 749121BU2 and U74905AW7)
for new 7 1/2% Senior Notes due 2014—Series B
that have been registered under the Securities Act of 1933

This exchange offer will expire at 5:00 p.m., New York City time,
on                        , 2006, unless extended.

The Exchange Notes:

•
The terms of the registered 7 1/2% Senior Notes due 2014—Series B to be issued in the exchange offer are substantially identical to the terms of the outstanding 7 1/2% Senior Notes due 2014—Series B, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

•
We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

Material Terms of the Exchange Offer:

•
The exchange offer expires at 5:00 p.m., New York City time, on                        , 2006, unless extended.

•
Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes.

•
You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•
The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•
The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. Federal income tax purposes.

•
There is no existing public market for the outstanding notes or the exchange notes. We intend to list the exchange notes on the New York Stock Exchange under the symbol "            ". We are not required to maintain any such listing and may discontinue such listing at any time.

See "Risk Factors" beginning on page 14.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2005

TABLE OF CONTENTS

Where You Can Find More Information
Special Note Regarding Forward-Looking Statements
Prospectus Summary
Risk Factors
Use of Proceeds
Capitalization
Selected Historical Consolidated Financial and Other Data
The Exchange Offer
Description of Other Indebtedness
Description of the Notes
Book-Entry, Delivery and Form
Certain U.S. Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts

        We have not authorized anyone to give any information or make any representation about us or the exchange notes that is different from or in addition to that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the date of delivery of this prospectus or the sale of the securities made hereunder.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request, this information and any and all of the documents referred to herein, including the registration rights agreements and indenture for the notes, which are summarized in this prospectus, by writing or calling us at the following address or telephone number.

Corporate Secretary
Qwest Communications International Inc.
1801 California Street
Denver, Colorado 80202
(303) 992-1400

        In order to ensure timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

        QCII is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any reports or other information that QCII files with the SEC at the SEC's public reference room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operating of the public

i

reference room by calling the SEC at 1-800-SEC-0330. QCII's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

        We incorporate by reference into this prospectus some of the information that QCII files with the SEC, which means that we can disclose important information to you by referring you to those filings. We incorporate by reference into this prospectus the documents listed below and any future filings made by QCII with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the exchange offer.

  •
  QCII's Annual Report on Form 10-K for the year ended December 31, 2004, filed on February 18, 2005 (the "2004 Form 10-K"), which incorporates by reference certain portions of QCII's proxy statement dated April 6, 2005;

  •
  QCII's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 3, 2005, QCII's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 2, 2005, and QCII's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 1, 2005 (collectively, the "2005 Form 10-Qs"); and

  •
  QCII's Current Reports on Form 8-K filed on February 16, 2005, February 17, 2005, February 18, 2005, February 22, 2005, February 24, 2005, March 1, 2005, March 2, 2005, March 4, 2005, March 14, 2005, March 31, 2005, May 2, 2005, May 13, 2005, June 3, 2005, June 10, 2005, June 23, 2005, July 15, 2005, August 24, 2005 (two filed on this date), September 16, 2005 (two filed on this date), October 24, 2005, November 3, 2005, November 8, 2005, November 14, 2005, November 21, 2005, November 28, 2005, December 6, 2005 and December 16, 2005.

        Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

        Any statements made in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

        QSC and QCF are consolidated wholly owned subsidiaries. Under SEC rules, QSC and QCF are not required to file separate reports with the SEC, although certain consolidated financial information about QSC and QCF can be found in the footnotes to our financial statements.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward looking statements about our financial condition, results of operations and business. These statements include, among others:

  •
  statements concerning the benefits that we expect will result from our business activities and certain transactions we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

  •
  statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These statements may be made expressly in this prospectus or may be incorporated by reference to other documents we have filed or will file with the SEC. You can find many of these statements by looking for words such as "may," "could," "should," "plan," "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or in documents incorporated by reference in this prospectus.

        These forward looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. Some of these risks are described below under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2004 Form 10-K and in our 2005 Form 10-Qs.

        These risk factors should be considered in connection with any subsequent written or oral forward looking statements that we or persons acting on our behalf may issue. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Further, the information about our intentions contained in this prospectus is a statement of our intention as of the date of this prospectus and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

iii

PROSPECTUS SUMMARY

        The following summary contains basic information about us and this exchange offer, but does not contain all the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus and the documents incorporated by reference herein. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements are forward-looking statements, which are subject to risks and uncertainties. See "Special Note Regarding Forward-Looking Statements." All financial data provided in this prospectus are the financial data of QCII and its consolidated subsidiaries unless otherwise disclosed.

        As used in this prospectus, unless the context otherwise requires or indicates:

  •
  "notes" refers to the outstanding notes and the exchange notes offered in the exchange offer, collectively;

  •
  "QCII" refers to Qwest Communications International Inc., a Delaware corporation, which is the issuer of the notes;

  •
  "QSC" refers to Qwest Services Corporation, a Colorado corporation, which is a wholly-owned subsidiary of QCII and a guarantor of the notes;

  •
  "QCF" refers to Qwest Capital Funding, Inc., a Colorado corporation, which is a wholly-owned finance subsidiary of QCII and a guarantor of the notes;

  •
  "QCC" refers to Qwest Communications Corporation, a Delaware corporation, which is a wholly-owned subsidiary of QSC;

  •
  "QC" refers to Qwest Corporation, a Colorado corporation, which is also a wholly-owned subsidiary of QSC; and

  •
  "Qwest," "we," "us," and "our" refer to QCII and its consolidated subsidiaries, including QSC, QCF, QCC and QC.

The Company

        We provide local telecommunications and related services, long-distance services and wireless, data and video services within our local service area, which consists of the 14-state region of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming. We also provide long-distance services and reliable, scalable and secure broadband data and voice communications outside our local service area as well as globally.

        We previously provided directory publishing services in our local service area. In November 2002, we sold our directory publishing business in seven of the 14 states in which we offered these services. In September 2003, we sold the directory publishing business in the remaining states. As a consequence, the results of operations of our directory publishing business are included in income from discontinued operations in our consolidated statements of operations.

        We currently operate in three segments:

  •
  wireline services;

  •
  wireless services; and

  •
  other services.

        We market and sell our products and services to mass markets and business customers. In general, our mass markets customers include consumers and small businesses, and our business customers fall into the following categories:

  •
  national and global businesses;

  •
  governmental entities; and

  •
  public and private educational institutions.

        We also provide our products and services to other telecommunications providers who purchase our products and services on a wholesale basis. We seek to distinguish ourselves from our competitors through our recent and continuing customer service initiatives.

Recent Developments

        QSC Tender Offer.    On December 1, 2005, QSC completed a cash tender offer (the "QSC Tender Offer") for the approximately $2.232 billion outstanding principal amount of its 13.50% Senior Subordinated Secured Notes due 2010 (the "13.50% QSC Notes"), the approximately $641 million outstanding principal amount of its 14.00% Senior Subordinated Secured Notes due 2014 (the "14.00% QSC Notes") and the approximately $52 million outstanding principal amount of its 13.00% Senior Subordinated Secured Notes due 2007 (the "13.00% QSC Notes," and together with the 13.50% QSC Notes and the 14.00% QSC Notes, the "Existing QSC Notes"). QSC accepted tenders of approximately $2.211 billion aggregate principal amount of the 13.50% QSC Notes for $2.673 billion, including accrued interest of $125 million, approximately $641 million aggregate principal amount of the 14.00% QSC Notes for $832 million, including accrued interest of $38 million, and approximately $52 million aggregate principal amount of the 13.00% QSC Notes for $59 million, including accrued interest of $3 million. In connection with the QSC Tender Offer, QSC also solicited and received consents (i) from a majority in aggregate principal amount of all holders of the Existing QSC Notes, voting together as a single group, to the adoption of proposed amendments to remove or modify substantially all of the restrictive covenants in the indenture governing the Existing QSC Notes (the "Covenant Amendment Consent") and (ii) from 66 2/3% in aggregate principal amount of all holders of the Existing QSC Notes, voting together as a single group, to the release of all collateral securing the Existing QSC Notes and the collateral securing the guarantees thereof by QCII (the "Collateral Release Consent"). Concurrently with the release of all liens securing the Existing QSC Notes in connection with the Collateral Release Consent, pursuant to the terms of the applicable indentures all liens securing notes issued by QCII and QSC's guarantees of notes issued by QCII, including the outstanding notes, were also released. Upon completion of the QSC Tender Offer and in accordance with the applicable indentures, the subordination provisions of the QSC guarantees of debt securities of QCII were terminated. The QSC guarantees of QCII debt securities now rank pari passu in right of payment with all existing and future senior unsecured obligations of QSC (including QSC's guarantee of the 2004 QCII Notes (as defined herein)) and rank senior in right of payment to all existing and future obligations of QSC that are expressly subordinated to such QSC guarantees. QSC called the remaining 13.00% QSC Notes for redemption on December 15, 2005, which was the earliest redemption date for such series of notes.

        QCII Convertible Senior Note Offering.    On November 8, 2005, QCII completed an offering of $1.265 billion aggregate principal amount of 3.50% Convertible Senior Notes due 2025 (the "QCII Offering").

        Settlement of Consolidated Securities Action.    On October 31, 2005, QCII and the putative class representatives in the consolidated securities action pending in federal district court in Colorado, In re Qwest Communications International Inc. Securities Litigation, entered into a Memorandum of Understanding to settle that case. In accordance with the terms of the Memorandum of Understanding, on November 23, 2005, QCII, certain other defendants, and the putative class representatives entered into and filed with the federal district court in Colorado a Stipulation of Partial Settlement providing for the proposed settlement of the case. Under the proposed settlement agreement, we would pay a total of $400 million in cash—$100 million 30 days after preliminary approval of the proposed settlement by the federal district court in Colorado, $100 million 30 days after final approval of the settlement by the court, and $200 million on January 15, 2007, plus interest at 3.75% per annum on the $200 million between the date of the final approval by the court and the date of payment. The proposed settlement agreement would settle the individual claims of the putative class representatives and the claims of the class they purport to represent against us and all defendants other than two former executive officers of QCII. The proposed settlement agreement is subject to a number of conditions and future contingencies as described in QCII's Current Report on Form 8-K filed with the SEC on November 28, 2005 and amended on December 6, 2005. See QCII's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "2005 Third Quarter 10-Q") for a discussion of this lawsuit and other litigation matters.

        QSC Credit Facility.    On October 21, 2005, QSC and QCII entered into a $850 million revolving credit facility that will mature on October 21, 2010 (the "2005 QSC Credit Facility") and cancelled QSC's $750 million revolving credit facility (the "2004 QSC Credit Facility"). The 2005 QSC Credit Facility is currently undrawn.

Corporate Information

        QCII, a Delaware corporation, was incorporated on February 18, 1997. QCII is the issuer of the notes.

        QSC, a Colorado corporation, was incorporated on January 16, 1996. QSC is a guarantor of the notes. QCII is the direct corporate parent of QSC. QSC is the direct corporate parent of QC, the entity that, among other things, operates our regulated local telephone business, and QCC, the entity through which we conduct substantially all of our unregulated businesses.

        QCF, a Colorado corporation, was incorporated on June 10, 1986. QCF is a guarantor of the notes. QCII is the direct corporate parent of QCF.

        Pursuant to a merger with U S WEST, Inc. ("U S WEST") on June 30, 2000, which we refer to as the Merger, we acquired all of the outstanding common stock of U S WEST and its subsidiaries.

        Our principal executive offices are located at 1801 California Street, Denver, Colorado 80202, and our telephone number is (303) 992-1400.

Our Corporate Structure

        The following chart illustrates, on a pro forma basis, the corporate structure and debt capitalization of QCII and its consolidated subsidiaries as of September 30, 2005, as adjusted for the following:

  •
  the QCII Offering;

  •
  the QSC Tender Offer; and

  •
  the call on December 15, 2005 and redemption of the 13.00% QSC Notes that remained outstanding after the consummation of the QSC Tender Offer (the "QSC Call").

        This chart also reflects the entry into the 2005 QSC Credit Facility, which is currently undrawn. This chart is provided for illustrative purposes only and does not represent all legal entities of QCII and its consolidated subsidiaries or all obligations of such entities. For more information on our outstanding indebtedness, see "Description of Other Indebtedness."

Total Consolidated Debt: $15.5 billion (pro forma)(1)
Qwest Communications International Inc. ("QCII") (Issuer of the Notes)
$800 million of the notes(2)
$3,142 million of other senior notes(3)
Qwest Capital Funding, Inc. ("QCF") (Guarantor of the Notes)
Qwest Services Corporation ("QSC") (Guarantor of the Notes)
QSC guarantee of the notes(2)
$850 million credit facility (undrawn)(5)
$21 million of senior subordinated notes(6)
QCF guarantee of the notes(2)
$3,474 million of senior notes(4)
Qwest Communications Corporation ("QCC")
Qwest Corporation ("QC")
$314 million of senior notes
$1,000 million of term loans
$6,808 million of existing notes

(1)
Total consolidated debt consists of the face value of total current and long-term borrowings of QCII and its consolidated subsidiaries, adjusted for the QCII Offering, the QSC Tender Offer and the QSC Call, and further adjusted for a reduction of $70 million, which is the amount by which net unamortized debt discounts on certain debt exceed our capital lease obligations and notes payable.

(2)
The notes are senior unsecured obligations of QCII. The notes are guaranteed on a senior unsecured basis by QSC (senior to the Existing QSC Notes) (the "QSC Guarantee") and on a senior unsecured basis by QCF.

(3)
Includes $1,844 million in aggregate principal amount of notes guaranteed by QSC on a senior unsecured basis and ranking pari passu with the notes.

(4)
The QCF senior notes are guaranteed by QCII on a senior unsecured basis.

(5)
The 2005 QSC Credit Facility is secured by a first priority lien on the stock of QC and all debt owed to QSC (the "QSC Collateral"). The 2005 QSC Credit Facility is currently undrawn and is therefore not reflected in our total consolidated debt (pro forma).

(6)
The Existing QSC Notes are guaranteed by QCII and QCF on a senior unsecured basis, and are contractually subordinated to the QSC Guarantee.

Summary of the Exchange Offer

        The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The Exchange Offer." The term "outstanding notes" refers to QCII's outstanding 7 1/2% Senior Notes due 2014—Series B, which were issued on June 17, 2005 and June 23, 2005. The term "exchange notes" refers to QCII's 7 1/2% Senior Notes due 2014—Series B offered by this prospectus, which have been registered under the Securities Act of 1933, as amended, or the Securities Act. The term "indenture" refers to the indenture that governs both the outstanding notes and the exchange notes.

The Exchange Offer	QCII is offering to exchange $1,000 principal amount of exchange notes, which have been registered under the Securities Act, for each $1,000 principal amount of outstanding notes. As of the date of this prospectus, $800 million aggregate principal amount of the outstanding notes is outstanding. QCII issued the outstanding notes in private transactions for resale pursuant to Rule 144A of the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and rights to increased interest in addition to the stated interest rate on the outstanding notes ("Additional Interest") provisions relating to the outstanding notes will not apply to the exchange notes.
In order to exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless the exchange offer is extended, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Date."
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, see "Exchange Offer—Conditions to the Exchange Offer," some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.
Procedures for Tendering Outstanding Notes
You may tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company's Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must:
•
complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your outstanding notes, to the exchange agent at the address set forth under "The Exchange Offer—The Exchange Agent;" or

•
arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent's account at The Depository Trust Company.
You may tender your outstanding notes for exchange notes in whole or in part in integral multiples of $1,000.
See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed by the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures."
Special Procedures for Beneficial Owners
If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."
Withdrawal of Tenders
You may withdraw your tender of outstanding notes at any time on or prior to 5:00 p.m., New York City time, on the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal Rights."
Acceptance of Outstanding Notes and Delivery of Exchange Notes
Upon consummation of the exchange offer, QCII will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly after acceptance of the tendered outstanding notes. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Date."
Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreements that we entered into in June 2005 with the initial purchasers of the outstanding notes.

Resales of Exchange Notes
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:
	•	you are not an "affiliate" of ours;
	•	the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
	•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
	•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and
•
if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.
If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.
See "The Exchange Offer—Consequences of Exchanging Outstanding Notes."

Consequences of Failure to Exchange Your Outstanding Notes
If you do not exchange your outstanding notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. If a substantial amount of the outstanding notes is exchanged for a like-amount of the exchange notes the liquidity and the trading market for your untendered outstanding notes could be adversely affected.
See "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes."
Exchange Agent	The exchange agent for the exchange offer is U.S. Bank National Association. For additional information, see "The Exchange Offer—Exchange Agent" and the accompanying letter of transmittal.
Certain Federal Income Tax Consequences
The exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see "Certain United States Federal Income Tax Considerations."

Summary of the Terms of the Exchange Notes

        The terms of the exchange notes are substantially the same as the outstanding notes, except that the transfer restrictions, registration rights and Additional Interest provisions relating to the outstanding notes will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of the Notes" in this prospectus.

Issuer	Qwest Communications International Inc.
Notes Offered	$800 million aggregate principal amount of 7 1/2% Senior Notes due 2014—Series B.
Maturity Date	February 15, 2014.
Interest Payment Dates	February 15 and August 15 of each year.
Guarantees	The exchange notes will be guaranteed by QSC and QCF.
Ranking	The exchange notes will be senior unsecured obligations of QCII, ranking pari passu in right of payment with all other unsubordinated unsecured obligations of QCII.

The QSC Guarantee is a senior unsecured guarantee, ranking senior in right of payment to the Existing QSC Notes and all other existing and future obligations of QSC that are expressly subordinated in right of payment to the QSC Guarantee. The QSC Guarantee ranks pari passu in right of payment with QCII's existing 7 1/4% Senior Notes due 2011, 7 1/2% Senior Notes due 2014, and Floating Rate Senior Notes due 2009 that were issued in 2004 (collectively, the "2004 QCII Notes") and all existing and future senior unsecured obligations of QSC that are not expressly subordinated to the QSC Guarantee.

The QCF Guarantee is a senior unsecured obligation of QCF, ranking pari passu in right of payment with all other unsubordinated obligations of QCF and ranking senior in right of payment to all existing and future obligations of QCF that are expressly subordinated to the QCF Guarantee. QCF is a finance company with no independent operations.
Optional Redemption	We may redeem some or all of the notes in whole or in part at any time after February 15, 2009 at the redemption prices listed under "Description of the Notes—Optional Redemption."
In addition, prior to such date, we may redeem the notes at 100% of principal amount, plus a "make-whole" premium, plus accrued interest.

We also may redeem up to 35% of the notes before February 15, 2007 with the net cash proceeds of certain equity offerings of QCII at a redemption price equal to 107.5% of the principal amount thereof, together with accrued and unpaid interest to such redemption date.

Mandatory Offer to Repurchase
If a Change of Control Triggering Event occurs, as that term is defined in "Description of the Notes—Change of Control Triggering Event," holders of notes will have the right, subject to certain conditions, to require us to repurchase their notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, as of the date of repurchase. See "Description of the Notes—Change of Control Triggering Event" for further information regarding the conditions that would apply if we must offer holders this repurchase right.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability to:
	•	incur or guarantee additional debt or issue preferred stock;
	•	pay dividends or distributions on or redeem or repurchase capital stock;
	•	make investments and other restricted payments;
	•	issue or sell capital stock of restricted subsidiaries;
	•	grant liens;
	•	transfer or sell assets;
	•	consolidate or merge or transfer all or substantially all of our assets; and
	•	enter into transactions with affiliates.

These covenants are subject to a number of important qualifications and limitations. For more details, see "Description of the Notes—Certain Covenants." If the notes receive an investment grade rating, most of the covenants with respect to the notes in the indenture governing the notes will be subject to suspension or termination.
Form and Denomination	The exchange notes will be initially issued only in the form of global notes.

Except as otherwise provided under the indenture, holders of the exchange notes will not be entitled to receive physical delivery of definitive exchange notes or to have exchange notes issued and registered in their names and will not be considered the owners of the exchange notes under the indenture governing the notes.
Interests in the global notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000.
Risk Factors	See "Risk Factors" for a discussion of certain risks you should carefully consider.

Summary Historical Consolidated Financial and Other Data

        The following summary historical consolidated financial data for the nine-month periods ended September 30, 2005 and 2004 and as of September 30, 2005 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The summary financial data for each of the years in the three-year period ended December 31, 2004 and as of December 31, 2004 and 2003 are derived from, and are qualified by reference to, our audited consolidated financial statements. This summary financial data should be read in conjunction with the consolidated financial statements for the years ended December 31, 2004 and 2003, the related notes and the independent registered public accounting firm's report, which refers to the adoption of certain new accounting standards, incorporated by reference in this prospectus. Such consolidated financial statements are included in our filings with the SEC. This summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are contained in such SEC filings. Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. Certain prior year balances have been reclassified to conform to the current year presentation.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(Unaudited)
	(Dollars in millions)
Consolidated Statement of Operations Data:
Operating revenue	$10,423	$10,372	$13,809	$14,288	$15,371
Operating expenses	9,789	10,806	14,097	14,542	34,288
Operating (loss) income	634	(434)	(288)	(254)	(18,917)
(Loss) income from continuing operations	(251)	(1,655)	(1,794)	(1,313)	(17,618)
Net (loss) income	$(251)	$(1,655)	$(1,794)	$1,512	$(38,468)

		As of December 31,
	As of September 30, 2005
		2004	2003
	(Unaudited)
	(Dollars in millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,311	$1,151	$1,366
Short-term investments	580	764	564
Total assets	23,727	24,324	26,343
Total stockholders' deficit	(2,716)	(2,612)	(1,016)
Total debt(1)	17,229	17,286	17,508

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
	(Unaudited)
	(Dollars in millions)
Other Financial Data:
Cash provided by operating activities	$1,588	$1,609	$1,848	$2,175	$2,388
Cash used for investing activities	(442)	(1,444)	(1,905)	(2,730)	(2,738)
Cash provided by (used for) financing activities	14	(217)	(158)	(4,856)	(789)
Capital expenditures	1,110	1,359	1,731	2,088	2,764

	Nine Months Ended September 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Ratio of earnings to fixed charges (unaudited)(2)	nm	nm	nm	nm	nm	nm

nm—not meaningful.

(1)
Total debt includes current borrowings and long-term borrowings as reflected in our consolidated balance sheets.

(2)
"Earnings" for the purpose of this ratio are computed by adding income (loss) before income taxes, discontinued operations, cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest (including capitalized interest) on indebtedness and an interest factor on rentals. For the years ended December 31, 2004, 2003, 2002, 2001 and 2000 and the nine months ended September 30, 2005, our earnings were insufficient to cover fixed charges. The amount of additional earnings needed to cover fixed charges was $1.7 billion, $1.8 billion, $20.1 billion, $7.5 billion and $2.1 billion for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, respectively, and $248 million for the nine months ended September 30, 2005.

RISK FACTORS

        The exchange notes involve substantial risks similar to those associated with the outstanding notes. To understand these risks you should carefully consider the risk factors set forth below, together with all of the other information included or incorporated by reference in this prospectus.

Risks Relating to the Exchange

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

        There is no existing public market for the outstanding notes or the exchange notes. The liquidity of any trading market in the exchange notes, and the market prices quoted for the exchange notes, may be adversely affected by changes in the overall market for these types of securities, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that you will be able to sell the exchange notes or that, if you can sell your exchange notes, you will be able to sell them at an acceptable price.

You may have difficulty selling any outstanding notes that you do not exchange.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

        In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not currently intend to register the outstanding notes under the Securities Act or any state securities laws. If a substantial amount of the outstanding notes is exchanged for a like-amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes" for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks Relating to the Notes

Our high debt levels, the restrictive terms of our debt instruments and the substantial litigation pending against us pose risks to our viability and may make us more vulnerable to adverse economic and competitive conditions, as well as other adverse developments.

        We are highly leveraged. As of September 30, 2005, our consolidated debt was approximately $17.2 billion. A considerable amount of our debt obligations comes due over the next few years. While we currently believe we will have the financial resources to meet our obligations when they come due, we cannot anticipate what our future condition will be. We may have unexpected costs and liabilities and we may have limited access to financing.

        In addition to our periodic need to obtain financing in order to meet our debt obligations as they come due, we may also need to obtain additional financing or investigate other methods to generate cash (such as further cost reductions or the sale of assets) if cash provided by operations does not improve, if revenue and cash provided by operations continue to decline, if economic conditions weaken, if competitive pressures increase or if we become subject to significant judgments and/or settlements as further discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the "2005 Third Quarter 10-Q"). We can give no assurance that such additional financing will be available on terms that are acceptable. Also, we may be impacted by factors relating to or affecting our liquidity and capital resources due to perception in the market, impacts on certain credit ratings or provisions in our financing agreements that may restrict our flexibility under certain conditions.

        The 2005 QSC Credit Facility has a cross payment default provision, and the 2005 QSC Credit Facility and certain of our other debt issues have cross acceleration provisions. When present, such provisions could have a wider impact on liquidity than might otherwise arise from a default or acceleration of a single debt instrument. Any such event could adversely affect our ability to conduct business or access the capital markets and could adversely impact our credit ratings.

        In addition, the 2005 QSC Credit Facility contains various limitations, including a restriction on using any proceeds from the facility to pay settlements or judgments relating to the investigation and securities actions discussed in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q.

        Our high debt levels could adversely impact our credit ratings. Additionally, the degree to which we are leveraged may have other important limiting consequences, including the following:

  •
  placing us at a competitive disadvantage as compared with our less leveraged competitors, including some who have significantly reduced their debt through a bankruptcy proceeding;

  •
  making us more vulnerable to the current or future downturns in general economic conditions or in any of our businesses;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  impairing our ability to obtain additional financing in the future for working capital, capital expenditures or general corporate purposes.

Our debt agreements allow us to incur significantly more debt, which could exacerbate the other risks described herein.

        The terms of our debt instruments permit us to incur additional indebtedness. Such debt may be necessary to comply with regulatory obligations to maintain our assets, to satisfy regulatory service obligations, to adequately respond to competition or for financial reasons alone. Incremental borrowings or borrowings at maturities that impose additional financial risks to our various efforts to improve our financial condition and results of operations could exacerbate the other risks described herein.

QCII and QSC are holding companies and depend on subsidiaries to satisfy their obligations under the notes and the QSC Guarantee.

        As holding companies, QCII and QSC conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay QCII's and QSC's obligations, including obligations under the notes and the QSC Guarantee, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable QCII and/or QSC to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable state laws, regulatory limitations and terms of our debt instruments may limit QCII's and QSC's ability to obtain cash from our subsidiaries. While the indentures governing certain of our existing notes and the notes limit the ability of our subsidiaries to restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event QCII and QSC do not receive distributions from our subsidiaries, QCII and QSC may be unable to make required payments on their indebtedness or under their guarantees. QCF is a finance company with no independent operations.

Except for the guarantees by QCF and QSC, the notes are not guaranteed by our subsidiaries and are structurally subordinated to the indebtedness and other liabilities of these subsidiaries.

        QCII, as issuer, and QCF and QSC, as guarantors, are the sole obligors under the notes. Our other subsidiaries do not guarantee the notes and have no legal obligation to make payments on the notes or make funds available for those payments, whether by dividends, loans or other payments. The notes, therefore, are structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than QCF and QSC, including indebtedness of QCC and QC. See "Description of Other Indebtedness" in this prospectus. Accordingly, there may only be a limited amount of assets available to satisfy your claims as a holder of the notes.

        In the event of a bankruptcy, liquidation, reorganization or similar proceeding with respect to us or any of our subsidiaries, the assets of our subsidiaries will be available to QCII, QCF and QSC only after all outstanding liabilities of those subsidiaries have been paid in full. As of September 30, 2005, our subsidiaries (other than QCF and QSC) had approximately $8.1 billion of indebtedness, not including accounts payable, indebtedness to affiliates and other liabilities outstanding. The terms of our debt instruments permit these subsidiaries to incur additional indebtedness.

We may be unable to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of specific kinds of change of control events, each holder of notes will have the right to require QCII to repurchase any or all of its notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. A change of control may result in an event of default under our other debt agreements and may cause the acceleration of our other indebtedness. If a purchase of the notes were required upon a change of control, we can give no assurance that we would have sufficient funds to pay the purchase price for any and all debt that we are required to purchase or repay. Any requirement to offer to purchase any notes outstanding may result in our having to refinance our outstanding indebtedness, which we may not be able to do. If we fail to repurchase the notes tendered for purchase upon the occurrence of a change of control, the failure will be an event of default under the indenture governing the notes.

We could enter into significant transactions that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile.

        We could in the future enter into transactions, such as acquisitions, refinancings, recapitalizations or highly leveraged transactions, that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile. Such transactions could alter our capital structure, including by increasing the amount of our indebtedness outstanding (to the extent permitted by the 2005 QSC Credit Facility and our indentures), alter the nature of our business, adversely affect our credit ratings, or otherwise adversely affect the holders of the notes.

The guarantees may not be enforceable because of fraudulent conveyance laws.

        QCF's and QSC's guarantees of the notes may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of any unpaid creditors of QCF or QSC. Under these laws, if in such a case or lawsuit a court were to find that, at the time QCF and QSC incurred the obligation represented by the guarantees:

  •
  QCF or QSC incurred this obligation with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  QCF or QSC received less than reasonably equivalent value or fair consideration for incurring this obligation and QCF or QSC:

  •
  were insolvent or were rendered insolvent by reason of the issuance of the guarantees;

  •
  were engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as these debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could avoid the guarantees or subordinate the amounts owing under such guarantee to QCF or QSC's presently existing or future debt or take other actions detrimental to holders of the notes.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

  •
  the sum of its debts (including contingent obligations) is greater than its assets, at fair valuation; or

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

        If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of the notes will not have a claim against the guarantor and will only be a creditor of QCF or QSC, as the case may be, to the extent the guarantee was not set aside or found to be unenforceable.

You should consider the United States federal income tax consequences of owning the notes.

        The notes were issued with original issue discount for U.S. federal income tax purposes. As a result, U.S. holders will be required to include such original issue discount in their gross income for U.S. federal income tax purposes as it accrues, regardless of their method of accounting. U.S. holders should be aware that the amount of interest (including original issue discount) that a U.S. holder is required to include in gross income for each year for U.S. federal income tax purposes will exceed the amount of cash interest that is received by the holder during each such year. Special rules will apply to a holder that is not a U.S. person for U.S. federal income tax purposes. All holders should read the section entitled "Certain U.S. Federal Income Tax Considerations" regarding the tax consequences of the ownership and disposition of the notes.

Additional Risks Affecting Our Liquidity

The restrictive covenants in our debt instruments may affect our ability to operate our business successfully.

        The indenture governing the notes, the 2005 QSC Credit Facility and the terms of certain of the indentures governing our other long-term debt securities contain various provisions that limit our ability to, among other things:

  •
  incur or guarantee additional debt and issue preferred stock;

  •
  pay dividends or distributions on, or redeem or repurchase, capital stock;

  •
  make investments and other restricted payments;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  grant liens;

  •
  transfer or sell assets;

  •
  consolidate, merge or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

        If we fail to repay any of our indebtedness when due, or fail to comply with the financial covenant restrictions contained in any agreements governing our indebtedness, the applicable creditors or their representatives could declare the entire amount owed under such indebtedness immediately due and payable. This could precipitate a bankruptcy or insolvency of our company.

If we are unable to renegotiate a significant portion of certain future purchase commitments, we may suffer related losses.

        As of December 31, 2004, our aggregate future purchase commitments totaled approximately $2.75 billion. We entered into these commitments, which obligate us to purchase network services and capacity, hardware or advertising from other vendors, with the expectation that we would use these commitments in association with projected revenue. In certain cases, as a result of changes in strategy or other factors, we no longer generate the revenue we originally projected to be associated with these commitments. Because we are in a rapidly changing industry, we always face the risk of other contracts becoming similarly underutilized. If we are unable to restructure or renegotiate our underutilized contracts (both existing and future) in a profitable manner, we could suffer from substantial ongoing expenses without associated revenue to offset the expenses related to these arrangements. In addition, we may incur losses in connection with these restructurings and renegotiations.

Declines in the value of pension plan assets could require us to provide significant amounts of funding for our pension plan.

        While we do not expect to be required to make material cash contributions to our defined benefit pension plan in the near term based upon current actuarial analyses and forecasts, a significant decline in the value of pension plan assets in the future or unfavorable changes in laws or regulations that govern pension plan funding could materially change the timing and amount of required pension funding. As a result, we may be required to fund our benefit plans with cash from operations, perhaps by a material amount. As of December 31, 2004, our plan assets exceed our accumulated benefit obligation by $475 million. Recognition of an additional minimum liability caused by changes in plan assets or measurement of the accumulated benefit obligation could have a material impact on our consolidated balance sheet. As an example, if our accumulated benefit obligation exceeded plan assets in the future, the impact would be to eliminate our prepaid pension asset, which was $1.192 billion as of December 31, 2004, and record a pension liability for the amount that our accumulated benefit obligation exceeds plan assets with a corresponding charge to other comprehensive loss in stockholder's deficit. Alternatively, we could make a voluntary contribution to the plan so that the plan assets exceed the accumulated benefit obligation.

If we pursue and are involved in any business combinations, our financial condition could be adversely affected.

        On a regular and ongoing basis, we review and evaluate other businesses and opportunities for business combinations that would be strategically beneficial. As a result, we may be involved in negotiations or discussions that, if they were to result in a transaction, could have a material effect on our financial condition (including short-term or long-term liquidity) or short-term or long-term results of operations.

        Should we make an error in judgment when identifying an acquisition candidate, or should we fail to successfully integrate acquired operations, we will likely fail to realize the benefits we intended to derive from the acquisition and may suffer other adverse consequences. Acquisitions involve a number of other risks, including:

  •
  incurrence of substantial transaction costs;

  •
  diversion of management's attention from operating our existing business;

  •
  charges to earnings in the event of any write-down or write-off of goodwill recorded in connection with acquisitions;

  •
  depletion of our cash resources or incurrence of additional indebtedness to fund acquisitions;

  •
  an adverse impact on our tax position; and

  •
  assumption of liabilities of an acquired business (including unforeseen liabilities).

        We can give no assurance that we will be able to successfully complete and integrate strategic acquisitions.

Risks Affecting Our Business

We face pressure on profit margins as a result of increasing competition, including product substitution, which could adversely affect our operating results and financial performance.

        We compete in a rapidly evolving and highly competitive market, and we expect competition to intensify. We have faced greater competition in our core local business from cable companies, wireless providers (including ourselves), facilities-based providers using their own networks as well as those leasing parts of our network (unbundled network elements), and resellers. Regulatory developments have generally increased competitive pressures on our business, such as the November 2003 decision of the FCC allowing for number portability from wireline to wireless phones.

        Due to these and other factors, we believe competitive telecommunications providers are no longer hindered by historical barriers to entry. As a result, we are seeking to distinguish ourselves from our competitors through a number of customer service initiatives. These initiatives include expanded product bundling, simplified billing, improved customer support and other ongoing measures. However, these initiatives are new and unproven. We may not have sufficient resources to distinguish our service levels from those of our competitors, and we may not be successful in integrating our product offerings, especially products for which we act as a reseller, such as wireless services and the video services of a satellite provider. Even if we are successful, these initiatives may not be sufficient to offset our continuing loss of access lines. Please see our 2005 Third Quarter 10-Q for more information regarding trends affecting our access lines.

        We have also begun to experience and expect further increased competitive pressure from telecommunications providers either consolidating with other providers or reorganizing their capital structure to more effectively compete against us. As a result of these increased competitive pressures, we have been and may continue to be forced to respond with lower profit margin product offerings and pricing schemes in an effort to retain and attract customers. These pressures could adversely affect our operating results and financial performance.

We may be unable to significantly reduce the substantial capital requirements or operating expenses necessary to continue to operate our business, which may in turn affect our operating results.

        We anticipate that our capital requirements relating to maintaining and routinely upgrading our network will continue to be significant in the coming years. We may be unable to further significantly reduce our capital requirements or operating expenses, even if revenue is decreasing. We also may be unable to significantly reduce the operating expenses associated with our future contractual cash obligations, including future purchase commitments, which may in turn affect our operating results. Such non-discretionary capital outlays and operating expenses may lessen our ability to compete with other providers who face less significant spending requirements. While we believe that our current level of capital expenditures will meet both our maintenance and our core growth requirements going forward, this may not be the case if circumstances underlying our expectations change.

Rapid changes in technology and markets could require substantial expenditure of financial and other resources in excess of contemplated levels, and any inability to respond to those changes could reduce our market share.

        The telecommunications industry is experiencing significant technological changes, and our ability to execute our business plans and compete depends upon our ability to develop new products and accelerate the deployment of advanced new services, such as broadband data, wireless services, video services and VoIP services. The development and deployment of new products could require substantial expenditure of financial and other resources in excess of contemplated levels. If we are not able to develop new products to keep pace with technological advances, or if such products are not widely accepted by customers, our ability to compete could be adversely affected and our market share could decline. Any inability to keep up with changes in technology and markets could also adversely affect the trading price of our securities and our ability to service our debt.

If we are not able to stem the loss of our access lines or grow other areas of our business to compensate for these losses, our revenue will continue to decline.

        Our revenue decline over the past few years is largely attributable to our continued loss of access lines, which is a result of increased competition and technology substitution (such as wireless and cable substitution for wireline telephony). We are seeking to improve our competitive position through product bundling and other sales and marketing initiatives. However, we may not be successful in these efforts. If we are not successful and our revenue declines materially without corresponding cost reductions, this will cause a material deterioration to our results of operations and financial condition and adversely affect our ability to service debt and pay other obligations.

Risks Relating to Legal and Regulatory Matters

Any adverse outcome of the major lawsuits pending against us or the investigation currently being conducted by the U.S. Attorney's Office could have a material adverse impact on our financial condition and operating results, on the trading price of our debt and equity securities and on our ability to access the capital markets.

        The Department of Justice investigation and the securities actions described in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q present material and significant risks to us. In many of the securities actions, the plaintiffs seek tens of millions of dollars in damages or more, and in the consolidated securities action in which we have entered into a proposed settlement agreement, lead counsel for the plaintiffs had indicated that plaintiffs would seek damages in the tens of billions of dollars. The outcomes in any cases which have been or may be brought by the U.S. Attorney's Office or the SEC against former officers or employees may have a negative impact on the outcome of certain of these legal actions.

        Further, the size, scope and nature of the restatements of our consolidated financial statements for 2001 and 2000, which are described in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, or our 2002 Form 10-K/A, affect the risks presented by these investigations and actions, as these matters involve, among other things, our prior accounting practices and related disclosures. Plaintiffs in certain of the securities actions have alleged our restatement of items in support of their claims. We can give no assurance as to the impacts on our financial results or financial condition that may ultimately result from all of these matters. During 2003 and 2004, we recorded reserves in our financial statements totaling $750 million in connection with the investigations and securities actions. The $750 million reserve was reduced by $125 million in December 2004 as a result of a payment in that amount in connection with a settlement in October 2004 of the SEC's investigation of us. The remaining reserve amount represents a final payment to be made in connection with the SEC settlement in the amount of $125 million, $400 million that we expect to pay to settle the consolidated securities action as described in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q (offset by a $10 million payment to us from Arthur Andersen LLP), and the minimum estimated amount of loss we believe is probable with respect to the remaining securities actions. However, the ultimate outcomes of these matters are still uncertain and there is a significant possibility that the amount of loss we ultimately incur could be substantially more than the reserve we have provided. If the recorded reserve that will remain after we have paid the amount owed under the SEC settlement and the settlement of the consolidated securities action is insufficient to cover these matters, we will need to record additional charges to our statement of operations in future periods.

        An adverse outcome with respect to the U.S. Attorney's Office investigation could have a material and significant adverse impact upon us. Additionally, other than the consolidated securities action which is the subject of a proposed settlement agreement, we continue to defend against the remaining securities actions vigorously and are currently unable to provide any estimate as to the timing of the resolution of these remaining actions. Any settlement of or judgment in one or more of these actions substantially in excess of our recorded reserves could have a significant impact on us, and we can give no assurance that we will have the resources available to pay any such judgment. The magnitude of any settlement or judgment resulting from these actions could materially and adversely affect our ability to meet our debt obligations and our financial condition, potentially impacting our credit ratings, our ability to access capital markets and our compliance with debt covenants. In addition, the magnitude of any settlement or judgment may cause us to draw down significantly on our cash balances, which might force us to obtain additional financing or explore other methods to generate cash. Such methods could include issuing additional securities or selling assets.

        Further, given the size and nature of our business, we are subject from time to time to various other lawsuits which, depending on their outcome, may have a material adverse effect on our financial position. Thus, we can give no assurances as to the impacts on our financial results or financial condition as a result of these matters.

Continued scrutiny of our financial disclosures could reduce investor confidence and cause the trading price for our securities to decline.

        As a result of our past accounting issues and the increased scrutiny of financial disclosures, investor confidence in us has suffered and could suffer further. As discussed earlier, the U.S. Attorney's Office is currently conducting an investigation of, without limitation, transactions related to the various adjustments and restatements described in our 2002 Form 10-K/A, transactions between us and certain of our vendors and certain investments in the securities of those vendors by individuals associated with us, and certain prior disclosures made by us. Although, as described above, we have entered into a settlement with the SEC concerning its investigation of us, in March 2005, the SEC filed suit against our former Chief Executive Officer, Joseph Nacchio, two of our former Chief Financial Officers, Robert Woodruff and Robin Szeliga, and other former officers and employees. In February 2005, a criminal indictment was returned against Marc Weisberg, a former Qwest executive, in federal district court in Colorado. The indictment alleges that Mr. Weisberg violated federal laws by seeking and obtaining investment opportunities for himself and others in vendors that did or sought to do business with Qwest. In June 2005, Ms. Szeliga reached an agreement in principle with the SEC staff to settle the actions against her alleging civil fraud and other claims and, in July 2005, she pleaded guilty to a criminal charge of insider trading. Other former officers or employees have entered into settlements with the SEC involving civil fraud or other claims in which they neither admitted nor denied the allegations against them. Civil and criminal trials in the matters discussed in this paragraph could take place in the future. Evidence that is introduced at such trials and in other matters may result in further scrutiny by governmental authorities and others.

        The existence of this heightened scrutiny could adversely affect investor confidence and cause the trading price for our securities to decline.

We operate in a highly regulated industry, and are therefore exposed to restrictions on our manner of doing business and a variety of claims relating to such regulation.

        Our operations are subject to extensive federal regulation, including the Communications Act of 1934, as amended, and FCC regulations thereunder. We are also subject to the applicable laws and regulations of various states, including regulation by PUCs and other state agencies. Federal laws and FCC regulations generally apply to regulated interstate telecommunications (including international telecommunications that originate or terminate in the United States), while state regulatory authorities generally have jurisdiction over regulated telecommunications services that are intrastate in nature. The local competition aspects of the Telecommunications Act of 1996 are subject to FCC rulemaking, but the state regulatory authorities play a significant role in implementing those FCC rules. Generally, we must obtain and maintain certificates of authority from regulatory bodies in most states where we offer regulated services and must obtain prior regulatory approval of rates, terms and conditions for our intrastate services, where required. Our businesses are subject to numerous, and often quite detailed, requirements under federal, state and local laws, rules and regulations. Accordingly, we cannot ensure that we are always in compliance with all these requirements at any single point in time. The agencies responsible for the enforcement of these laws, rules and regulations may initiate inquiries or actions based on their own perceptions of our conduct, or based on customer complaints.

        Regulation of the telecommunications industry is changing rapidly, and the regulatory environment varies substantially from state to state. Recently a number of state legislatures and state PUCs have adopted reduced or modified forms of regulation. This is generally beneficial because it reduces regulatory costs and regulatory filing and reporting requirements. These changes also generally allow more flexibility for new product introduction and enhance our ability to respond to competition. At the same time, some of the changes, occurring at both the state and federal level, may have the potential effect of reducing some regulatory protections, including having commission approved tariffs that include rates, terms and conditions. These changes may necessitate the need for customer specific contracts to address matters previously covered in our tariffs. All of our operations are also subject to a variety of environmental, safety, health and other governmental regulations. There can be no assurance that future regulatory, judicial or legislative activities will not have a material adverse effect on our operations, or that regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations.

        We monitor our compliance with federal, state and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials, including the emission of electromagnetic radiation. Although we believe that we are in compliance with such regulations, any such discharge, disposal or emission might expose us to claims or actions that could have a material adverse effect on our business, financial condition and operating results.

Other Risks Relating to QCII

If conditions or assumptions differ from the judgments, assumptions or estimates used in our critical accounting policies, the accuracy of our financial statements and related disclosures could be affected.

        The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States, or GAAP, requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. Our critical accounting policies, which are described in our 2004 Form 10-K, describe those significant accounting policies and methods used in the preparation of our consolidated financial statements that are considered "critical" because they require judgments, assumptions and estimates that materially impact our consolidated financial statements and related disclosures. As a result, if future events differ significantly from the judgments, assumptions and estimates in our critical accounting policies or different assumptions are used in the future, such events or assumptions could have a material impact on our consolidated financial statements and related disclosures.

Taxing authorities may determine we owe additional taxes relating to various matters, which could adversely affect our financial results.

        As a significant taxpayer, we are subject to frequent and regular audits from the Internal Revenue Service, or IRS, as well as from state and local tax authorities. These audits could subject us to risks due to adverse positions that may be taken by these tax authorities. Please see "Other Matters" in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q for examples of legal proceedings involving some of these adverse positions. For example, in the fourth quarter of 2004, Qwest received notices of proposed adjustments on several significant issues for the 1998-2001 audit cycle. Additionally, the IRS indicated in January 2005 that it is reviewing Qwest's tax treatment of the sale of its DEX directory publishing business in the 2002-2003 audit cycle.

        Because prior to 1999 Qwest was a member of affiliated groups filing consolidated U.S. federal income tax returns, we could be severally liable for tax examinations and adjustments not directly applicable to current members of the Qwest affiliated group. Tax sharing agreements have been executed between us and previous affiliates, and we believe the liabilities, if any, arising from adjustments to tax liability would be borne by the affiliated group member determined to have a deficiency under the terms and conditions of such agreements and applicable tax law. We have not provided in our financial statements for any liability of former affiliated members or for claims they have asserted or may assert against us.

        While we believe our tax reserves adequately provide for the associated tax contingencies, Qwest's tax audits and examinations may result in tax liabilities that differ materially from those we have recorded in our consolidated financial statements. Also, the ultimate outcomes of all of these matters are uncertain, and we can give no assurance as to whether an adverse result from one or more of them will have a material effect on our financial results, including potentially offsetting a significant portion of our existing net operating losses.

If we fail to extend or renegotiate our collective bargaining agreements with our labor unions as they expire from time to time, or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed.

        We are a party to collective bargaining agreements with our labor unions, which represent a significant number of our employees. In August 2005, we reached agreements with the Communications Workers of America and the International Brotherhood of Electrical Workers on new three-year labor agreements. Each of these agreements was ratified by union members and expires on August 16, 2008.

The impact of future negotiations, including changes in wages and benefit levels, including, but not limited to, the cost of providing active and post-retirement healthcare, could have a material impact on our financial results. Although we believe that our relations with our employees are satisfactory, no assurance can be given that we will be able to successfully extend or renegotiate our collective bargaining agreements as they expire from time to time. If we fail to extend or renegotiate our collective bargaining agreements, if disputes with our unions arise, or if our unionized workers engage in a strike or other work stoppage, we could incur higher ongoing labor costs or experience a significant disruption of operations, which could have a material adverse effect on our business.

The trading price of our securities could be volatile.

        In recent years, the capital markets have experienced extreme price and volume fluctuations. The overall market and the trading price of our securities may fluctuate greatly. The trading price of our securities may be significantly affected by various factors, including:

  •
  quarterly fluctuations in our operating results;

  •
  changes in investors' and analysts' perception of the business risks and conditions of our business;

  •
  broader market fluctuations; and

  •
  general economic or political conditions.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents, short term investments and capitalization as of September 30, 2005:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the QCII Offering, the QSC Tender Offer and the QSC Call.

        This table also reflects the entry into the 2005 QSC Credit Facility, which is currently undrawn, and the cancellation of the 2004 QSC Credit Facility. The information in this table should be read in conjunction with "Selected Historical Consolidated Financial and Other Data" in this prospectus, our consolidated financial statements and related notes included in our Current Report on Form 8-K, filed with the SEC on March 31, 2005 and our condensed consolidated financial statements and related notes included in our 2005 Third Quarter 10-Q, filed with the SEC on November 1, 2005.

	As of September 30, 2005
	Actual	As Adjusted
	(Unaudited) (Dollars in millions)
Cash and cash equivalents(1)	$2,311	$21

Short-term investments	$580	$580

Debt and capital leases:
Qwest Corporation:
Senior term loan with rates ranging from 6.95% to 8.53%, including LIBOR* plus 4.75%, and maturities from 2007 to 2010	$1,000	$1,000
Notes with various rates ranging from 5.625% to 8.875%, and maturities from 2005 to 2043	6,058	6,058
Floating Rate notes due 2013 at LIBOR* plus 3.25%	750	750
Unamortized discount, net of premium	(131)	(131)
Capital leases and other	8	8
Qwest Services Corporation:
Notes with various rates ranging from 13.00% to 14.00% and maturities from 2007 to 2014(2)	2,926	21
Unamortized premium	101	1
2004 QSC Credit Facility(3)	—	—
2005 QSC Credit Facility(4)	—	—
Qwest Communications Corporation:
7.25% Senior Notes due 2007(5)	314	314
Unamortized discount	(21)	(21)
Capital lease obligations and other	80	80
Qwest Capital Funding:
Notes with various rates ranging from 6.375% to 7.90% and maturities from 2006 to 2031(6)	3,474	3,474
Unamortized discount	(2)	(2)
Qwest Communications International Inc.:
7 1/2% Senior Notes due 2014—Series B(7)	800	800
3.50% Convertible Senior Notes due 2025	—	1,265
Senior Notes with rates of 7 1/4% and 7 1/2% and maturities of 2011 and 2014, respectively(7)	1,025	1,025
Floating Rate Senior Notes due 2009 at LIBOR* plus 3.50%(7)	750	750
7.50% Senior Notes due in 2008(7)	62	62
7.25% Senior Notes due in 2008(7)	7	7
Senior Notes with various rates ranging from 8.29% to 9.47% and maturities from 2007 to 2008	33	33
Unamortized discount	(75)	(75)
Note payable to ADMI(8)	27	27
Other:
Capital lease obligations and other	43	43

Total debt and capital leases	17,229	15,489
Total stockholders' deficit(9)	(2,716)	(3,145)

Total capitalization	$14,513	$12,344

*
London interbank offered rate.

(1)
Of the cash and cash equivalents shown as of September 30, 2005, $2.290 billion was used, together with the net proceeds of the QCII Offering, to fund the QSC Tender Offer and to pay the fees and expenses with respect thereto.

(2)
The Existing QSC Notes are guaranteed by QCII and QCF on a senior unsecured basis, and are contractually subordinated to all obligations of QSC under the QSC Guarantee, the 2005 QSC Credit Facility and other senior debt, which is defined in the indenture governing the Existing QSC Notes.

(3)
The 2004 QSC Credit Facility was undrawn as of September 30, 2005 and was cancelled on October 21, 2005.

(4)
The 2005 QSC Credit Facility provides for borrowings of up to $850 million on a revolving basis, and contains various limitations, including a restriction on using any proceeds from the facility to pay settlements or judgments relating to investigations and securities actions discussed in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10-Q, and is undrawn.

(5)
QCC debt is not guaranteed by any other entity.

(6)
These QCF notes are guaranteed by QCII on a senior unsecured basis.

(7)
These notes are guaranteed on a senior unsecured basis by QSC and QCF. These notes, as unsecured obligations, are effectively junior to all existing and future secured debt of QSC to the extent of the value of the collateral securing such debt. The total amount of debt of QSC which may be so secured is set forth in the indentures governing these notes.

(8)
See Note 16—Related Party Transactions to our consolidated financial statements in the 2004 Form 10-K for a description of the note payable to Anschutz Digital Media, Inc.

(9)
The QSC Tender Offer will result in a charge to our results of operations in the three months ending December 31, 2005 of approximately $426 million. This amount includes fees and expenses for the QSC Tender Offer, as well as the amount by which the purchase price paid in the QSC Tender Offer exceeds the net carrying value of the debt being paid (including proportional amounts of unamortized debt premium and unamortized debt issuance costs).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

        The following selected historical consolidated financial data for the nine-month periods ended September 30, 2005 and 2004 and as of September 30, 2005 are derived from, and qualified by reference to, our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The selected financial data for each of the years in the five-year period ended December 31, 2004 and as of December 31, 2004, 2003, 2002, 2001 and 2000 are derived from, and are qualified by reference to, our audited consolidated financial statements. Items marked by an "*" below reflect certain immaterial reclassifications, which have not been audited. The selected financial data should be read in conjunction with the consolidated financial statements for the years ended December 31, 2004 and 2003, the related notes and the independent registered public accounting firm's report, which refers to the adoption of certain new accounting standards, incorporated by reference in this prospectus. Such consolidated financial statements are included in our filings with the SEC. This selected financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are contained in such SEC filings. Our unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. Certain prior year balances have been reclassified to conform to the current year presentation.

	Nine Months Ended September 30,		Year Ended December 31
	2005	2004	2004	2003	2002	2001	2000(1)
	(Unaudited)
	(Dollars in millions, shares in thousands except per share amounts)
Consolidated Statement of Operations Data:
Operating revenue	$10,423	$10,372	$13,809	$14,288	$15,371	$16,530	$14,157	*
Operating expenses	9,789	10,806	14,097	14,542	34,288	18,882	14,434	*
Operating income (loss)	634	(434)	(288)	(254)	(18,917)	(2,352)	(277	)*
(Loss) income from continuing operations	(251)	(1,655)	(1,794)	(1,313)	(17,618)	(6,117)	(1,443	)*
Net (loss) income(2)	(251)	(1,655)	(1,794)	1,512	(38,468)	(5,603)	(1,037)
(Loss) earnings per share(3)
Continuing operations:
Basic and diluted	(0.14)	(0.92)	(1.00)	(0.76)	(10.48)	(3.68)	(1.13)
Net (loss) income per share:
Basic and diluted	(0.14)	(0.92)	(1.00)	0.87	(22.87)	(3.37)	(0.82)
Weighted-average common shares outstanding (in thousands)(4):
Basic and diluted	1,827,937	1,796,560	1,801,405	1,738,766	1,682,056	1,661,133	1,272,088
Dividends per common share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.05	$0.31
Other Financial Data:
Cash provided by operating activities	$1,588	$1,609	$1,848	$2,175	$2,388	$3,001	$3,762
Cash used for investing activities	(442)	(1,444)	(1,905)	(2,730)	(2,738)	(8,152)	(5,256)
Cash provided by (used for) financing activities	14	(217)	(158)	(4,856)	(789)	4,660	1,268
Capital expenditures	1,110	1,359	1,731	2,088	2,764	8,042	7,135

	As of September 30,	As of December 31,
	2005	2004	2003	2002		2001		2000
	(Unaudited)
	(Dollars in millions)
Consolidated Balance Sheet Data:
Total assets	$23,727	$24,324	$26,343	$29,473	*	$72,290	*	$72,903	*
Total debt(5)	17,229	17,286	17,508	22,540		25,037		19,157
Debt to total capital ratio(6)	118.71%	117.80%	106.16%	114.36%		41.42%		31.55%

*
—    Unaudited.

(1)
On June 30, 2000, we completed the Merger. We accounted for the Merger as a reverse acquisition under the purchase method of accounting, with U S WEST being deemed the accounting acquirer and pre-Merger Qwest the acquired entity. As a result, our financial results for 2000 do not include the results of pre-Merger Qwest for the first two quarters of 2000. Also, all share and per share amounts for 2000 assume the conversion of U S WEST common stock into Qwest common stock.

(2)
Amounts that follow in this footnote are on an after-tax basis.

•
2004 net loss includes a charge of $550 million ($0.31 per basic and diluted share) for litigation related losses; a net charge of $198 million ($0.11 per basic and diluted share) for restructuring charges which is included in our selling, general and administrative expenses; a charge of $113 million ($0.06 per basic and diluted share) for an impairment of assets consisting primarily of excess network supplies, network facilities, pay phone operations and abandoned long-term capacity routes and a benefit of approximately $50 million ($0.03 per basic and diluted share) relating to a favorable customer bankruptcy settlement.

•
2003 net income includes a charge of $140 million ($0.08 per basic and diluted share) for an impairment of assets (primarily cell sites, switches, related tools and equipment inventory and certain information technology systems supporting the wireless network), a net gain of $206 million ($0.12 per basic and diluted share) resulting from the adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations," or SFAS No. 143, relating to the reversal of net removal costs where there was not a legal removal obligation, a net charge of $241 million ($0.14 per basic and diluted share) resulting from the termination of services arrangements with Calpoint and another service provider, a net charge of $69 million ($0.04 per basic and diluted share) for restructuring charges, a net charge of $61 million ($0.04 per basic and diluted share) for litigation related losses, a net gain of $23 million ($0.01 per basic and diluted share) relating to the early retirement of debt and a net gain on sale of discontinued operations of $2.619 billion ($1.51 per basic and diluted share).

•
2002 net loss includes a charge of $22.800 billion ($13.55 per basic and diluted share) for a transitional impairment from the adoption of a change in accounting for goodwill and other intangible assets, charges aggregating $14.927 billion ($8.87 per basic and diluted share) for additional goodwill and asset impairments, a net charge of $112 million ($0.07 per basic and diluted share) for Merger-related, restructuring and other charges, a charge of $1.190 billion ($0.71 per basic and diluted share) for the losses and impairment of investment in KPNQwest, a gain of $1.122 billion ($0.67 per basic and diluted share) relating to the gain on the early retirement of debt and income from and gain on sale of discontinued operations of $1.950 billion ($1.16 per basic and diluted share).

•
2001 net loss includes charges aggregating $697 million ($0.42 per diluted share) for Merger-related, restructuring and other charges, a charge of $3.300 billion ($1.99 per basic and diluted share) for the losses and impairment of investment in KPNQwest, a charge of $136 million ($0.08 per basic and diluted share) for a depreciation adjustment on access lines returned to service, a charge of $163 million ($0.10 per basic and diluted share) for investment write-downs, a charge of $154 million ($0.09 per basic and diluted share) for asset impairments, a charge of $65 million ($0.04 per basic and diluted share) for the early retirement of debt and a gain of $31 million ($0.02 per basic and diluted share) for the sale of rural exchanges.

•
2000 net loss includes a charge of $907 million ($0.71 per basic and diluted share) for Merger-related costs, a charge of $531 million ($0.42 per basic and diluted share) for the loss on sale of Global Crossing investments and related derivatives, a charge of $208 million ($0.16 per basic and diluted share) for asset impairments and a net gain of $126 million ($0.10 per basic and diluted share) on the sale of investments.

(3)
In connection with the Merger, each outstanding share of U S WEST common stock was converted into the right to receive 1.72932 shares of Qwest common stock (and cash in lieu of fractional shares).

(4)
The weighted-average common shares outstanding assume the 1-for-1.72932 conversion of U S WEST shares for Qwest shares for 2000.

(5)
Amounts include outstanding commercial paper borrowings of $3.165 billion and $2.035 billion for 2001 and 2000, respectively, and exclude future purchase commitments, operating leases, letters of credit and guarantees. At December 31, 2004, the amount of future purchase commitments, operating leases, letters of credit and guarantees was approximately $5.5 billion. There were no commercial paper borrowings outstanding as of December 31, 2004, 2003 and 2002 and September 30, 2005.

(6)
The debt to total capital ratio is a measure of the amount of debt in our capitalization. The ratio is calculated by dividing debt by total capital. Debt includes current borrowings and long-term borrowings as reflected on our consolidated balance sheets. Total capital is the sum of debt and total stockholders' (deficit) equity.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        This exchange offer is being made pursuant to the registration rights agreements we entered into with the initial purchasers of the outstanding notes on June 17, 2005 and June 23, 2005. The summary of the registration rights agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreements. Copies of the registration rights agreements are filed as exhibits to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer; Expiration Date

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered on or before the expiration date and are not validly withdrawn as permitted below. The expiration date for the exchange offer is 5:00 p.m., New York City time, on                        , 2005, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        We expressly reserve the right, in our sole discretion:

  •
  to extend the expiration date;

  •
  if any of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

  •
  to amend the exchange offer in any manner.

        We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

How to Tender Outstanding Notes for Exchange

        Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes who desires to tender outstanding notes for exchange must, on or prior to 5:00 p.m., New York City time, on the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, the outstanding notes being tendered and all other documents required by such letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under the heading "—The Exchange Agent"; or

  •
  if outstanding notes are tendered pursuant to the book-entry procedures set forth below, an agent's message must be transmitted by The Depository Trust Company, or DTC, to the exchange agent at the address set forth below under the heading "—The Exchange Agent," and the exchange agent must receive, prior to the expiration date, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent's account at DTC, along with the agent's message; or

  •
  if time will not permit the required documentation to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed by the expiration date, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

        The term "agent's message" means a message that:

  •
  is transmitted by DTC;

  •
  is received by the exchange agent and forms a part of a book-entry transfer;

  •
  states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

  •
  states that we may enforce the letter of transmittal against such holder.

        The method of delivery of the outstanding notes, the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

        Signatures on a letter of transmittal must be guaranteed unless the outstanding notes surrendered for exchange are tendered:

  •
  by a holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or certain other eligible institutions, each of the foregoing being referred to herein as an "eligible institution."

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If outstanding notes are registered in the name of a person other than the person who signed the letter of transmittal, the outstanding notes tendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder's signature guaranteed by an eligible institution.

        We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

  •
  reject any and all tenders of any outstanding note not validly tendered;

  •
  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

  •
  waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration date; and

  •
  determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

        Our determinations, either before or after the expiration date, under and of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

        If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

        WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

        Any financial institution that is a participant in DTC's system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message. The letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date of the exchange offer; or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder of outstanding notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's outstanding notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  the holder tenders the outstanding notes through an eligible institution;

  •
  prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from such eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal will be transmitted to the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery must be received prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

        You may withdraw tenders of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal, by facsimile (with receipt confirmed by telephone) or by mail, must be received by the exchange agent, at the address set forth below under "—The Exchange Agent," on or prior to the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the series and principal amount of such outstanding notes;

  •
  where outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC; and

  •
  bear the signature of the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—How to Tender Outstanding Notes for Exchange" above at anytime on or prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        All of the conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. On the expiration date we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the series and denomination of, that of the surrendered outstanding note. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

        The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes or series of notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or which we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus is a part or (2) the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended;

  •
  any law, rule or regulation is enacted, adopted, proposed or interpreted which we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradeable exchange notes in the exchange offer. See "—Consequences of Failure to Exchange Outstanding Notes";

  •
  any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations, results of operations taken as a whole, that is or may be adverse to us;

  •
  any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

  •
  we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

        For accounting purposes, we will not recognize gain or loss upon the issuance of the exchange notes for outstanding notes. We are expensing costs incurred in connection with the issuance of the exchange notes when incurred.

Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees;

  •
  printing fees; and

  •
  related fees and expenses.

Transfer Taxes

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

        We have appointed U.S. Bank National Association, as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at one of its addresses below:

Deliver to:
U.S. Bank National Association
By hand delivery at:		By mail or overnight courier at:
U.S. Bank Attn: Mr. James Jones 100 Wall Street, Suite 1600 New York, NY 10005		U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Department
or
By Facsimile Transmission (for eligible institutions only):
(651) 495-8158
Confirm by Telephone:
(651) 495-3476

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of Failure to Exchange Outstanding Notes

        Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws.

        Holders of the exchange notes of any series and any outstanding notes of such series which remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the indenture.

Consequences of Exchanging Outstanding Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not an "affiliate" of ours within the meaning of Rule 405 promulgated under the Securities Act;

  •
  the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder's business;

  •
  neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

  •
  if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and

  •
  if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes and that:

  •
  such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

        However, because the SEC has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

        Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

Filing of Registration Statements

        Under the registration rights agreements we agreed, among other things, that if:

  •
  we determine that an exchange offer registration is not available or may not be consummated as soon as practicable after the expiration of the exchange offer because it would violate applicable law or the applicable interpretations of the SEC's staff;

  •
  the exchange offer registration statement is not declared effective by April 28, 2006;

  •
  any holder notifies us after the commencement of the exchange offer that due to a change in applicable law or SEC policy such holder is not entitled to participate in the exchange offer; or

  •
  if any holder that participates in the exchange offer (and tenders its registrable securities prior to the expiration thereof), does not receive exchange notes on the date of exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours or as a participating broker-dealer);

we will file a registration statement under the Securities Act relating to a shelf registration of the outstanding notes for resale by holders and use our commercially reasonable efforts to have such shelf registration statement declared effective by the SEC. We are required to use our commercially reasonable efforts to keep the shelf registration statement effective for the period referenced in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. The registration rights agreement provides that we may delay the filing or the effectiveness of a registration statement for a period of up to 30 days during any 90 day period:

  •
  because of the occurrence of other material events or developments with respect to us that would need to be described in the registration statement, and the effectiveness of the registration statement is reasonably required to be suspended while the registration statement is amended or supplemented to reflect such events or developments;

  •
  because of the existence of material events or developments with respect to us, the disclosure of which we determine in good faith would have a material adverse effect on our business, operations or prospects; or

  •
  because we do not wish to disclose publicly a pending material business transaction that has not yet been publicly disclosed;

provided that any delay period described above will not alter our obligations to pay Additional Interest with respect to such delay.

        We will, in the event we are required to file a shelf registration statement, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the shelf registration statement, notify such holder or holders when the shelf registration statement for the applicable notes has become effective and take certain other actions as are required to permit resales of the applicable notes under the shelf registration statement. A holder of outstanding notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, and would be subject to certain of the civil liability provisions under the Securities Act in connection with such sales.

        Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a brief summary of important terms of our material indebtedness:

2005 QSC Credit Facility

        Availability.    The 2005 QSC Credit Facility provides for $850 million in availability.

        Interest Rates.    Borrowings under the 2005 QSC Credit Facility bear interest, at our election, initially at: (a) adjusted LIBOR or (b) a base rate, in each case plus an applicable margin. Such margin varies based upon the credit ratings of the debt issued under the facility and as of December 15, 2005 was 2.00% for LIBOR based borrowings and 1.00% for "base rate" borrowings. The "base rate" is equal to the higher of (1) the Wachovia Bank prime rate and (2) the federal funds rate plus 0.50%.

        Maturity.    The 2005 QSC Credit Facility will mature on October 21, 2010.

        Prepayments.    The 2005 QSC Credit Facility may be prepaid at any time in whole or in part without premium or penalty. Each lender under the 2005 QSC Credit Facility may require repayment of its loans and termination of its commitments upon the occurrence of certain changes of control.

        Guarantee.    The 2005 QSC Credit Facility is guaranteed by QCII.

        Security.    The 2005 QSC Credit Facility is secured by a first priority pledge and security interest in the QSC Collateral.

        Covenants.    The 2005 QSC Credit Facility contains financial covenants that require (1) QCII and its consolidated subsidiaries to maintain a debt to consolidated EBITDA ratio (consolidated EBITDA, as defined in the 2005 QSC Credit Facility, is a measure of EBITDA that starts with our net income (loss) and adjusts for taxes, interest and non-cash and certain non-recurring items) of not more than 6.0 to 1.0 and (2) QC and its consolidated subsidiaries to maintain a ratio of consolidated debt to EBITDA of not more than 2.5 to 1.0. These financial covenants will be suspended while the 2005 QSC Credit Facility remains undrawn. The 2005 QSC Credit Facility contains certain other covenants including but not limited to:

  •
  limitations on incurrence of indebtedness (suspended while the 2005 QSC Credit Facility remains undrawn);

  •
  limitations on restricted payments;

  •
  limitations on using any proceeds to pay settlements or judgments relating to investigations and securities actions discussed in "Legal Proceedings" and "Commitments and Contingencies" in Note 10—Commitments and Contingencies to our condensed consolidated financial statements in our 2005 Third Quarter 10 Q;

  •
  limitations on dividends;

  •
  limitations on mergers, consolidations and asset sales;

  •
  limitations on investments; and

  •
  limitations on liens (suspended while the 2005 QSC Credit Facility remains undrawn).

        The 2005 QSC Credit Facility also contains provisions for cross acceleration and cross payment default relating to any other of our debt obligations and the debt obligations of our subsidiaries in the aggregate in excess of $100 million. We must apply the net cash proceeds of asset sales by QC and certain of its subsidiaries greater than 20% of QC's consolidated tangible assets as of June 30, 2005 to permanently retire debt of QC, reinvest in similar or other productive assets of QC or its subsidiaries, hold the same in cash or cash equivalents or repay (and reduce) the 2005 QSC Credit Facility and other debt, the repayment of which is required concurrently therewith.

        Events of Default.    The 2005 QSC Credit Facility provides for events of default customary for facilities of this type, including nonpayment of principal, interest or other amounts; material breach of representations and warranties; violation of covenants; certain events of bankruptcy or insolvency; certain material judgments; invalidity of any loan or security documents; and certain ERISA Events.

        Substitution of QCII as Borrower.    The 2005 QSC Credit Facility provides that QCII may be substituted for QSC as the borrower thereunder (without releasing the pledge of the QSC Collateral described in "Security" above) in the event that either (a) S&P and Moody's have confirmed to the satisfaction of the administrative agent under the 2005 QSC Credit Facility that, after giving effect to a substitution of QCII for QSC as the borrower under the 2005 QSC Credit Facility, ratings of the debt under the 2005 QSC Credit Facility (or if such ratings are not issued by S&P and Moody's, the senior implied rating (in the case of Moody's) and the corporate rating (in the case of S&P) of QCII) will be both BBB- (stable) or greater by S&P and Baa3 (stable) or greater by Moody's, or (b) certain conditions are met including that:

  •
  QSC has no debt outstanding other than the 2005 QSC Credit Facility, subordinated guarantees of QCII debt (which may be secured as described below), unsecured guarantees of QCII debt and other funded debt not in excess of $100.0 million;

  •
  any other guarantees of QCII debt are unsecured or subordinated (with liens ranking junior to the liens in favor of the 2005 QSC Credit Facility to the extent secured);

  •
  QSC guarantees the 2005 QSC Credit Facility on the same terms as the existing QCII guarantee of such facility;

  •
  the liens on the QSC Collateral continue with the same ranking in favor of the 2005 QSC Credit Facility; and

  •
  no default exists or occurs as a result thereof.

Other QCII Notes

        As of September 30, 2005, QCII had $1,775 million in aggregate principal amount outstanding of its 2004 QCII Notes. The 2004 QCII Notes are comprised of three series: $525 million in aggregate principal amount outstanding of 7 1/4% Senior Notes due 2011, $500 million in aggregate principal amount outstanding of 7 1/2% Senior Notes due 2014, and $750 million in aggregate principal amount outstanding of Floating Rate Senior Notes due 2009. The 2004 QCII Notes are guaranteed on a senior unsecured basis by QSC and QCF. The indenture governing the 2004 QCII Notes, which, as amended and supplemented by a first supplemental indenture, and as supplemented by a second supplemental indenture, governs the notes, among other things, limits QCII's and its subsidiaries' ability to:

  •
  incur or guarantee additional debt or issue preferred stock;

  •
  pay dividends or distributions on or redeem or repurchase capital stock;

  •
  make investments and other restricted payments;

  •
  issue or sell capital stock of restricted subsidiaries;

  •
  grant liens;

  •
  transfer or sell assets;

  •
  consolidate or merge or transfer all or substantially all of our assets; and

  •
  enter into transactions with affiliates.

        In addition, as of September 30, 2005 QCII had $62 million in aggregate principal amount outstanding of its 7.50% Senior Notes due 2008, $7 million in aggregate principal amount outstanding of its 7.25% Senior Notes due 2008, and $33 million in aggregate principal amount outstanding of other senior notes with various rates ranging from 8.29% to 9.47% and maturities from 2007 to 2008. The indentures governing these notes contain no restrictive covenants. The 7.50% Senior Notes due 2008 and the 7.25% Senior Notes due 2008 and other QCII notes are guaranteed on a senior unsecured basis by QCF and QSC. QCII also has a promissory note payable to Anschutz Digital Media, Inc. with an outstanding principal balance of $27 million that bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. See Note 16—Related Party Transactions to our consolidated financial statements in the 2004 Form 10-K.

        On November 8, 2005, QCII issued $1.265 billion aggregate principal amount of 3.50% Convertible Senior Notes due 2025 (the "Convertible Notes"). The Convertible Notes are senior unsecured obligations of QCII and rank pari passu with all of QCII's other senior unsecured debt and senior to all future debt of QCII that is expressly subordinated to such notes. The Convertible Notes are structurally subordinated to all present and future debt and other obligations of QCII's subsidiaries, including certain of QCII's debt which is guaranteed by certain of QCII's subsidiaries to the extent of the value attributable to any such guarantee. The Convertible Notes are effectively subordinated to all present and future secured debt of QCII to the extent of the value of the collateral securing such indebtedness.

QSC Notes

        As of September 30, 2005, QSC had approximately $2.926 billion of senior subordinated secured notes outstanding. The Existing QSC Notes are comprised of three series and as of September 30, 2005, approximately $52 million principal amount of 13.00% QSC Notes were outstanding, approximately $2.232 billion principal amount of 13.50% QSC Notes were outstanding, and approximately $641 million principal amount of 14.00% QSC Notes were outstanding. QSC accepted tenders of and redeemed approximately $52 million aggregate principal amount of the 13.00% QSC Notes, approximately $2.211 billion aggregate principal amount of the 13.50% QSC Notes, and approximately $641 million aggregate principal amount of the 14.00% QSC Notes in the QSC Tender Offer. QSC called the remaining 13.00% QSC Notes for redemption on December 15, 2005, which was the earliest redemption date for such series of notes. The Existing QSC Notes are subordinated in right of payment to the QSC Guarantee. As a result of the Collateral Release Consent in connection with the QSC Tender Offer, the Existing QSC Notes are guaranteed on a senior unsecured basis by QCF and QCII. As a result of the Covenant Amendment Consent in connection with the QSC Tender Offer, substantially all of the restrictive covenants in the indenture governing the Existing QSC Notes were removed.

QCF Notes

        As of September 30, 2005, QCF had outstanding $3,474 million aggregate principal amount of its notes, issued in several series. The QCF notes are unsecured obligations of QCF and are guaranteed by QCII on a senior unsecured basis. The QCF notes bear interest rates between 6.375% and 7.90% and mature between 2006 and 2031. The indentures governing the QCF notes contain two material covenants:

  •
  a prohibition on certain liens that restricts only QCF, which has limited assets, and

  •
  a limitation on mergers or sales of all or substantially all of the assets of QCII and QCF, which requires that the transferee or successor assume the obligations in respect of the QCF notes.

        We have a cash management system using lines of credit between certain of our entities, other intercompany obligations, capital contributions and dividends. As part of this cash management system,

QCF provides lines of credit to certain subsidiaries and has intercompany obligations owing to others. Amounts outstanding under these lines of credit and intercompany obligations vary from time to time.

QCC Notes

        As of September 30, 2005, QCC had outstanding $314 million aggregate principal amount of its 7.25% Senior Notes due 2007. The QCC notes are unsecured obligations of QCC. The indenture governing the QCC notes contains certain covenants, including:

  •
  a limitation on certain liens on the assets of QCC;

  •
  a restriction of sale-leaseback transactions of QCC; and

  •
  a restriction on mergers or sales of all, or substantially all, of the assets of QCC, which requires that the transferee or successor assume the obligations in respect of the QCC notes.

        The indenture contains provisions relating to acceleration upon an acceleration of any other debt obligations of QCC in the aggregate in excess of $25 million.

QC Notes

        As of September 30, 2005, QC had outstanding $6,058 million aggregate principal amount of its notes with various rates ranging from 5.625% to 8.875% and maturities from 2005 to 2043, and $750 million aggregate principal amount outstanding of its Floating Rate notes due 2013. The QC notes are unsecured obligations of QC. The indentures governing the QC notes contain covenants including:

  •
  a limitation on certain liens on the assets of QC; and

  •
  a restriction on mergers or sales of all or substantially all of the assets of QC, which requires that the transferee or successor assume the obligations in respect of the QC notes.

        These indentures do not contain any cross-default provisions.

QC Senior Term Loan

        On June 9, 2003, QC completed a $1.75 billion senior term loan with two tranches: a $1.25 billion floating rate tranche that matures in 2007, and a $500 million fixed rate tranche that matures in 2010. The covenant and default terms are substantially the same as those associated with QC's other long-term debt. The floating rate tranche bears interest at LIBOR plus 4.75% (with a minimum interest rate of 6.50%), and the fixed rate tranche bears interest at 6.95% per annum. On June 17, 2005, QC exercised its option to prepay $750 million of the floating rate tranche of its senior term loan.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this "Description of the Notes" under the subheading "—Certain Definitions." In this description, the "Company" or "QCII" refers only to Qwest Communications International Inc. and not to any of its subsidiaries. Additionally, "Guarantors" refers to Qwest Services Corporation, or "QSC," and Qwest Capital Funding, Inc., or "QCF."

        The exchange notes will be issued under an indenture dated as of February 5, 2004 among the Company, the Guarantors and J.P. Morgan Trust Company, National Association, as amended and supplemented by a first supplemental indenture dated as of June 17, 2005 between the Company, the Guarantors and U.S. Bank National Association, as trustee for the notes (the "Trustee") and a second supplemental indenture dated as of June 23, 2005 between the Company, the Guarantors and the Trustee (as amended and supplemented, the "Indenture"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Indenture also provides for additional issuances of notes, either of the same series as the notes or of a different series, which we refer to in this description as the Additional Senior Notes. Additional Senior Notes can only be issued in compliance with the covenant described below under "—Certain Covenants—Limitations on Additional Indebtedness." References herein to the notes include the notes and any Additional Senior Notes subsequently issued under the Indenture. Unless expressly stated or the context otherwise requires, the notes and the Additional Senior Notes will constitute a part of the same series, including with respect to matters requiring approval of holders. The notes do not trade fungibly with any of the other notes previously issued by QCII.

        The terms of the exchange notes and the outstanding notes are substantially identical, except that the exchange notes:

  •
  will have been registered under the Securities Act;

  •
  will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

  •
  will not contain provisions relating to the payment of Additional Interest.

        Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of notes under the Indenture.

        The following description is a summary of the material provisions of the notes, the Indenture, the registration rights agreements by and among the Company, the Guarantors and the initial purchasers of the outstanding notes, dated June 17, 2005 and June 23, 2005 (together, the "Registration Rights Agreements") for the benefit of the holders of the notes. We urge you to read the Indenture, the Registration Rights Agreements and the Security Documents because they, and not this description, define your rights as holders of the notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information."

Principal, Maturity and Interest

        The Company will issue up to $800 million aggregate principal amount of exchange notes in this offering. Additional Senior Notes can only be issued in compliance with the covenant described below under "—Certain Covenants—Limitations on Additional Indebtedness."

        The exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

        The notes will mature on February 15, 2014 at their principal amount, plus accrued and unpaid interest to the maturity date. Interest on the notes will accrue at the rate of 7 1/2% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005. The Company will make each interest payment to the holders of record of the notes on the immediately preceding February 1 and August 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including June 17, 2005 and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking, Guarantees and Security

        Notes.    The notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all other unsubordinated obligations of the Company. The notes will rank senior in right of payment to all existing and future obligations of the Company that are, by their terms, subordinated in right of payment to the notes. The notes will be effectively subordinated to all secured obligations of the Company to the extent of the value of the assets of the Company securing such other obligations.

        Guarantees.    Both QCF and QSC will guarantee the notes.

        The Collateral Release Consent in connection with the QSC Tender Offer constituted a Termination Event under the Indenture, and as such the Collateral that initially secured the guarantee by QSC (the "QSC Guarantee"; together with the QCF Guarantee, the "Guarantees" or the "Note Guarantees") of the notes was released and the subordination of the QSC Guarantee was terminated. As a result, the QSC Guarantee is now a senior unsecured obligation of QSC, ranking senior in right of payment to the Existing QSC Notes and all other existing and future obligations of QSC that are expressly subordinated in right of payment to the QSC Guarantee. The QSC Guarantee ranks pari passu in right of payment with all existing and future senior unsecured obligations of QSC (including QSC's guarantee of the 2004 QCII Notes) and ranks senior in right of payment to all existing and future obligations of QSC that are expressly subordinated to the QSC Guarantee.

        The QSC Guarantee is effectively junior to all existing and future secured debt of QSC to the extent of the value of the collateral securing such debt. The total amount of debt of QSC that may be so secured is limited as set forth in the indenture governing these notes.

Optional Redemption

        Except as set forth below, the notes may not be redeemed prior to February 15, 2009. At any time on or after February 15, 2009, the Company, at its option, may redeem the notes in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning February 15 of the years indicated.

Year	Optional Redemption Price
2009	103.750%
2010	102.500%
2011	101.250%
2012 and thereafter	100.000%

        In addition, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of (1) 100% of the principal amount thereof or (2) the present value, as determined by an Independent Financial Advisor, of (A) the applicable percentage set forth above being redeemed as of February 15 of the first period set forth above ending on or after the date of such redemption (assuming a 360-day year consisting of twelve 30-day months), plus (B) all required interest payments due on the notes through February 15 of such period (excluding accrued interest), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the redemption date.

        Redemption with the Proceeds of Certain Capital Contributions or Equity Issuances.    Notwithstanding the foregoing, (i) at any time prior to February 15, 2007, we may redeem up to 35% of the aggregate principal amount of the notes outstanding at a redemption price equal to 107.5% of the principal amount thereof, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions to QCII in respect of Qualified Equity Interests or one or more public or private sales by QCII of Qualified Equity Interests (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:

  •
  at least 65% in aggregate of the originally issued principal amount of the notes remains outstanding immediately after the occurrence of such redemption; and

  •
  the sale of such Qualified Equity Interests is made in compliance with the terms of the Indenture.

Selection and Notice of Redemption

        In the event that less than all of the notes are to be redeemed at any time pursuant to an optional redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part and any redemption from the provisions relating to equity issuances shall be pro rata.

        Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note to be redeemed. A note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon cancellation of the original note. On and after the date of redemption, interest will cease to accrue on notes or portions thereof called for redemption so long as the Company has deposited with the paying agent for the notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the notes to be redeemed) pursuant to the Indenture.

Change of Control Triggering Event

        Upon the occurrence of any Change of Control Triggering Event, each Holder will have the right to require that the Company purchase that Holder's notes for a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

        Within 45 days following any Change of Control Triggering Event, the Company will mail, or caused to be mailed, to the Holders a notice:

  (1)
  describing the transaction or transactions that constitute the Change of Control Triggering Event;

  (2)
  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a "Change of Control Offer"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all notes properly tendered by such Holder pursuant to such Change of Control Offer; and

  (3)
  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all or any of the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control Triggering Event the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. Further, agreements governing Senior Debt may restrict our ability to purchase the notes.

        The provisions described above that require us to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The Company may make a Change of Control Offer in advance of, but conditioned on, the occurrence of a Change of Control Triggering Event but otherwise in accordance with the provisions described above.

        Certain of our outstanding indebtedness, including under the Credit Agreement, will effectively limit the Company's ability to purchase notes, and also provide that certain change of control events with respect to the Company could constitute a default under the agreements governing such indebtedness (or would require the Company to offer to repay or repurchase such indebtedness). Any future credit agreements or other agreements relating to Indebtedness to which the Company or QSC becomes a party may contain similar restrictions and provisions. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the Indenture and other of our Indebtedness.

        The Company will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control Triggering Event" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control Triggering Event" provisions of the Indenture by virtue of this compliance.

Certain Covenants

Covenant Suspension; Covenant Fallaway

        During any period of time (a "Suspension Period") that (i) the ratings assigned to the notes by one (but not both) of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, QCII and its Restricted Subsidiaries shall not be subject to the terms of the covenants described under "Limitations on Additional Indebtedness," "Limitations on Restricted Payments," "Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries," "Limitations on Transactions with Affiliates," "Limitations on Asset Sales" (to the extent not relating to Collateral), "Limitations on Designation of Unrestricted Subsidiaries," provisions limiting the ability of QSC to grant pari passu or subordinate Liens on the Collateral and clause (3) of the first paragraph under "Limitations on Mergers, Consolidations, Etc." and "Conduct of Business" (collectively, the "Affected Covenants"). Subject to the next paragraph, in the event that QCII and its Restricted Subsidiaries are not subject to the Affected Covenants with respect to the notes for any period of time as a result of the preceding sentence and, subsequently, the applicable Rating Agency has in effect, withdrawn or downgraded the ratings assigned to such notes below the required Investment Grade Ratings, then QCII and its Restricted Subsidiaries will thereafter again be subject to the Affected Covenants and compliance with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the provisions of the covenant described under "—Limitations on Restricted Payments" as if such covenant had been in effect since the date of the execution of the Indenture. Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Indenture or cause a Default or Event of Default thereunder; provided that (1) QCII and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade by the applicable Rating Agency below an Investment Grade Rating and (2) QCII and QSC reasonably believed that such incurrence or actions would not result in such a withdrawal or downgrade. For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by QCII and QSC and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of QCII. In reaching their determination, the Board of Directors of QCII may, but need not, consult with the Rating Agencies.

        Notwithstanding anything in the preceding paragraph to the contrary, in the event that (i) the ratings assigned to the notes by both of the Rating Agencies are Investment Grade Ratings at any time and (ii) no Default or Event of Default has occurred and is continuing under the Indenture at such time, QCII and the Restricted Subsidiaries shall immediately cease to be subject to the Affected Covenants and the Affected Covenants shall not be subject to reinstatement for any reason.

  Limitations on Additional Indebtedness

        QSC will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided that QSC or any Restricted Subsidiary of QSC may incur additional Indebtedness if, after giving effect thereto, the Consolidated Leverage Ratio would be a positive number that is less than 3.50 to 1.00 (the "Leverage Ratio Exception"). In addition, QCII and its Restricted Subsidiaries (other than QSC and its Restricted Subsidiaries) will not be permitted to incur any Indebtedness, unless the QCII Ratio is satisfied; provided that QCII and its Restricted Subsidiaries (other than QSC and its Restricted Subsidiaries) will be permitted to refinance any Indebtedness of QCII or any of its Restricted Subsidiaries or to incur Indebtedness that would otherwise constitute Permitted Indebtedness.

        Notwithstanding the above, QSC and its Restricted Subsidiaries shall be permitted to incur each of the following (the "Permitted Indebtedness"):

  (1)
  Indebtedness under the Credit Agreement or otherwise; provided that the aggregate principal amount at any time outstanding under this clause (1) shall not exceed $2.0 billion;

  (2)
  Indebtedness under any credit facility or otherwise in an aggregate principal amount at any time outstanding not to exceed $750 million;

  (3)
  Indebtedness in respect of treasury management arrangements or other cash management services performed by lenders (or their affiliates) under the Credit Agreement or any other credit facility in an aggregate principal amount at any time outstanding not to exceed $350 million;

  (4)
  (a) Indebtedness of QSC and the Restricted Subsidiaries of QSC to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) and (3) above, clause (5) below and the Existing QSC Notes), (b) up to $4.0 billion in aggregate principal amount of the Existing QSC Notes and Additional QSC Notes (including any refinancings thereof under clause (11) below), and (c) up to $1.775 billion of the 2004 QCII Notes and the Guarantees thereof;

  (5)
  Indebtedness of QSC owed to a Restricted Subsidiary of QSC and Indebtedness of any Restricted Subsidiary of QSC owed to QSC or any other Restricted Subsidiary of QSC; provided that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than QSC or a Restricted Subsidiary of QSC, QSC or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5); and Indebtedness of QSC or any of its Restricted Subsidiaries owed to QCII or QCF as of the Issue Date and any other such Indebtedness owed to QCII or QCF incurred in the ordinary course of business and consistent with past practice; provided that upon any disposition of QCF by QCII or such Indebtedness being owed to any Person other than QCII, QCF or QSC or any Restricted Subsidiary of QSC, the relevant obligor shall be deemed to have incurred Indebtedness not permitted by this clause (5);

  (6)
  Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

  (7)
  Indebtedness in respect of bid, performance or surety bonds or letters of credit issued for the account of QSC or any Restricted Subsidiary of QSC in the ordinary course of business, including guarantees or obligations of QSC or any Restricted Subsidiary of QSC with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

  (8)
  Purchase Money Indebtedness incurred by QSC or any Restricted Subsidiary of QSC;

  (9)
  Indebtedness of QSC or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $750 million so long as the net proceeds thereof do not exceed the cash consideration paid to retire unconditional purchase obligations of QCC and QCII outstanding on the Issue Date ("Outstanding UPOs"); provided that such Indebtedness has no scheduled payments of principal greater than the scheduled payments with respect to the replaced Outstanding UPOs as in effect on the Issue Date;

  (10)
  Permitted Subordinated Indebtedness;

  (11)
  Refinancing Indebtedness of QSC or any Restricted Subsidiary of QSC with respect to Indebtedness incurred (a) pursuant to the Leverage Ratio Exception, (b) under clauses (4), (8), (9) and (10) above or (c) during any Suspension Period; and

  (12)
  Indebtedness of QSC or any Restricted Subsidiary of QSC in an aggregate amount not to exceed $1.625 billion at any time outstanding.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above (but excluding Indebtedness incurred pursuant to the Leverage Ratio Exception), the Company shall, in its sole discretion, classify or later reclassify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that (i) Indebtedness of the type referred to in clause (3) above outstanding as of the Issue Date shall be deemed to have been incurred under clause (3) above, and (ii) Indebtedness to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (i) above) or otherwise referred to in clause (4) shall be deemed to have been incurred under clause (4) above.

Limitations on Restricted Payments

        QCII will not, and will not permit any Restricted Subsidiary of QCII to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

  (2)
  QSC cannot incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio Exception"; or

  (3)
  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (3), (4), (5) and (6) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

  (a)
  the difference between (i) 100% of cumulative Consolidated Cash Flow of QCII for the period (taken as one accounting period) commencing on January 1, 2004 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (the "Measurement Period") (or, if such cumulative Consolidated Cash Flow shall be negative, minus 100% of such negative amount), and (ii) 140% of cumulative Consolidated Interest Expense of QCII for the Measurement Period, plus

  (b)
  in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Cash Flow of QCII) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

  (c)
  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of QSC's direct or indirect interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of QSC's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

        The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

  (2)
  the payment of dividends on Disqualified Equity Interests permitted to be incurred under the "—Limitations on Additional Indebtedness" covenant and the other terms of the Indenture;

  (3)
  to the extent constituting a Restricted Payment, the redemption or repayment of Subordinated Indebtedness in exchange for, or out of the proceeds of, the incurrence of other Subordinated Indebtedness otherwise permitted to be incurred under the other terms of the Indenture within 365 days prior to such redemption or repayment;

  (4)
  payments made pursuant to and in accordance with stock or other benefit plans for management employed by QCII and its Subsidiaries so long as such plans are for the benefit of a broad range of management and other employees generally;

  (5)
  so long as QCII could incur $1.00 of Indebtedness pursuant to the second sentence of the first paragraph of the covenant "—Limitations on Additional Indebtedness," QCII or a Restricted Subsidiary of QCII may make Restricted Payments under this clause (5) that, when taken together with all Restricted Payments made after January 1, 2003 (other than Restricted Payments made after the Issue Date under another provision of this covenant), do not exceed the sum of (i) 100% of the aggregate net cash proceeds received as capital contributions by QCII or from the issuance of Qualified Equity Interests of QCII on or after the Start Date and (ii) the aggregate amount by which Indebtedness of QCII has been converted into Qualified Equity Interests (other than by a Subsidiary of QCII) after the Start Date (in each case to the extent such cash proceeds received after the Issue Date are not used to fund an Investment in an Unrestricted Subsidiary of QCII contemplated by the proviso in the covenant "—Conduct of Business"); and

  (6)
  to the extent constituting a Restricted Payment, the refinancing of the Existing QSC Notes and any Additional QSC Notes (including any associated expenses or premiums) otherwise permitted to be incurred under the terms of the Indenture;

provided that in the case of any Restricted Payment pursuant to clause (2), (3), (5) or (6) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

        QSC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on its ability or the ability of any of its Restricted Subsidiaries to:

  (a)
  pay dividends or make any other distributions on or in respect of its Equity Interests;

  (b)
  make loans or advances or pay any Indebtedness or other obligation owed to QCII or any Restricted Subsidiary; or

  (c)
  transfer any of its assets to QCII or any Restricted Subsidiary;

        except for:

  (1)
  encumbrances or restrictions existing under or by reason of applicable law;

  (2)
  encumbrances or restrictions existing under the Indenture, the notes and the Note Guarantees;

  (3)
  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

  (4)
  encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and the Existing QSC Notes) as in effect on that date or any encumbrances or restrictions not more materially restrictive than the Credit Agreement as in effect on the Issue Date;

  (5)
  restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

  (6)
  restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

  (7)
  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

  (8)
  any customary encumbrance or restriction applicable to QSC or a Restricted Subsidiary of QSC that is contained in an agreement or instrument governing Indebtedness incurred under "—Limitations on Additional Indebtedness";

  (9)
  customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

  (10)
  Purchase Money Indebtedness incurred in compliance with the covenant described under "—Limitations on Additional Indebtedness" that impose restrictions of the nature described in clause (c) above on the assets acquired; and

  (11)
  any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of QCII's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

        QCII will not, and will not permit any Restricted Subsidiary of QCII to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to QCII or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by QCII or that Restricted Subsidiary from a Person that is not an Affiliate of QCII or that Restricted Subsidiary; and, with respect to any Affiliate Transaction involving aggregate value in excess of $100 million, an Officers' Certificate certifying that such Affiliate Transaction complies with the provisions of this paragraph and a Secretary's Certificate certifying that such Affiliate Transaction has been approved by either a majority of the Independent Directors of QCII or by a majority of the members of the Audit Committee of the Board of Directors of QCII.

        The foregoing restrictions shall not apply to:

  (1)
  transactions exclusively between or among (a) QCII and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of QCII (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

  (2)
  director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by a majority of the Independent Directors of QCII;

  (3)
  any agreement in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby; provided the terms of any such agreement in effect on the Issue Date have been previously disclosed in QCII's periodic and current reports filed under the Exchange Act in accordance with Rule 404 of Regulation S-K (or its successor);

  (4)
  Restricted Payments which are made in accordance with the covenant described under "—Limitations on Restricted Payments"; or

  (5)
  any transaction with an Affiliate where the only consideration paid by QCII or any Restricted Subsidiary is Qualified Equity Interests.

Limitations on Liens

        QCII will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their assets, whether now owned or hereafter acquired, to secure Indebtedness other than Permitted Liens, unless all payments due under the Indenture, the notes and the Note Guarantees are so secured on an equal and ratable basis with the Indebtedness so secured until such time as the Indebtedness is no longer secured by a Lien; provided that, if the obligations so secured are subordinated by their terms to the notes or a Note Guarantee, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

Limitations on Asset Sales

        QCII will not, and will not permit any Restricted Subsidiary of QCII to, directly or indirectly, consummate any Asset Sale unless:

  (1)
  QCII or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;

  (2)
  at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents; and

  (3)
  if such Asset Sale involves Collateral, it complies with all applicable provisions of the Indenture, and all consideration in any form representing proceeds that would constitute Collateral shall be expressly subject to a Lien securing the notes, subject to Permitted Collateral Liens.

        The provisions of clause (2) will not apply to assets (other than Collateral) of QCII and its Restricted Subsidiaries (other than QSC and its Subsidiaries) owned as of the Issue Date and Investments made by such Persons after the Issue Date in exchange for, or out of the proceeds of, Qualified Equity Interests of QCII issued after the Issue Date. In addition, for purposes of clause (2), the following shall be deemed to be cash:

  (a)
  the amount (without duplication) of any Indebtedness (other than Pari Passu Indebtedness and Subordinated Indebtedness) of QCII or such Restricted Subsidiary of QCII that is expressly assumed by the transferee in such Asset Sale and with respect to which QCII or such Restricted Subsidiary of QCII, as the case may be, is unconditionally released by the holder of such Indebtedness,

  (b)
  the amount of any obligations received from such transferee that are within 90 days converted by QCII or such Restricted Subsidiary of QCII to cash (to the extent of the cash actually so received),

  (c)
  the Fair Market Value of any Telecommunications Assets received by QSC or any Restricted Subsidiary of QCII, and

  (d)
  the amount of any Permitted Investment received pursuant to and in compliance with clause (13) of the definition of Permitted Investments or pursuant to and in compliance with the Restricted Payments Basket or clause (5) or (6) of the second paragraph of the covenant "—Limitations on Restricted Payments."

        If at any time any non-cash consideration or other consideration referred to in clause (b), (c) or (d) of the preceding paragraph received by QCII or any Restricted Subsidiary of QCII, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

        Within 365 days after the receipt of any Net Available Proceeds from an Asset Sale, QCII or such Restricted Subsidiary may, subject to the following paragraph, cause the Net Available Proceeds to be applied as follows:

  (1)
  to the extent the Asset Sale involves Collateral, to any Indebtedness secured by Liens on the assets sold in such Asset Sale which are senior in priority to the Liens securing the notes, in accordance with the applicable Security Documents or governing debt instruments; and

  (2)
  to the extent the Asset Sale does not involve Collateral,

  (a)
  to invest or use all or any part of the Net Available Proceeds thereof in the Telecommunications Business of QSC and its Restricted Subsidiaries; and/or

  (b)
  to redeem any outstanding Indebtedness of QSC and its Restricted Subsidiaries (other than Subordinated Indebtedness or Pari Passu Indebtedness).

        Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, the Company or QSC will:

  (1)
  make an offer to all Holders of notes (an "Asset Sale Offer"); and

  (2)
  at the same time, purchase, retire, redeem or otherwise acquire (or make an offer to do so):

  (a)
  to the extent the Asset Sale involves Collateral, any other Indebtedness secured equally and ratably with the notes by a Lien on the Collateral, and

  (b)
  to the extent the Asset Sale does not involve Collateral, any other Pari Passu Indebtedness,

in each case in accordance with the provisions governing such other Indebtedness to the extent it requires QCII or QSC, as applicable, to purchase, retire, redeem or otherwise acquire such Indebtedness with the proceeds from the applicable Asset Sale (or offer to do so), pro rata in proportion to the respective principal amounts of the notes and such other Indebtedness required to be purchased, retired, redeemed or otherwise acquired for and, in the case of the notes to be purchased pursuant to the Asset Sale Offer, to purchase the maximum principal amount of notes that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture; provided that, to the extent the holders of Pari Passu Indebtedness do not require the entire pro rata portion allocated thereto to be applied to any purchase, retirement, redemption or other acquisition as contemplated hereunder, such unused proceeds shall be made available as additional Excess Proceeds to the Holders of notes in the Asset Sale Offer.

        To the extent that the aggregate principal amount of notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Company or QSC may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture; provided, that, notwithstanding anything to the contrary in the foregoing, to the extent that all or any portion of any remaining Excess Proceeds comprises proceeds of Asset Sales of Collateral, such Excess Proceeds shall be subject to the Lien of the applicable Security Documents in favor of the Holders of notes and any other permitted secured parties (but subject to the subordinated rights of holders of Permitted Liens on the Collateral to receive an offer with Excess Proceeds). If the aggregate principal amount of notes surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase notes and other Indebtedness, the Trustee shall select the notes and the other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        The Company or QSC will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of notes pursuant to a Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitations on Asset Sales" provisions of the Indenture, the Company or QSC shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Limitations on Asset Sales" provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

        QCII may designate any Subsidiary of QCII (other than QSC) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

  (2)
  QCII would be permitted to make, at the time of such Designation, (a)(i) a Permitted Investment or (ii) an Investment pursuant to the first paragraph of "—Limitations on Restricted Payments" above, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of QSC's direct or indirect Investment in such Subsidiary on such date and (b) QCII would be permitted to incur $1.00 of additional Indebtedness under the second sentence of the first paragraph of "—Limitations on Additional Indebtedness" above on a pro forma basis after giving effect to such Designation.

        No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with QCII or any Restricted Subsidiary of QCII unless the terms of the agreement, contract, arrangement or understanding comply with the "—Limitations on Transactions with Affiliates" covenant;

  (3)
  is a Person with respect to which neither QCII nor any Restricted Subsidiary of QCII has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, except if limited to that which would be permitted by its terms as a Permitted Investment under the "—Limitations on Restricted Payments" covenant; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of QCII or any Restricted Subsidiary of QCII, except for any guarantee given solely to support the pledge by QCII or any Restricted Subsidiary of QCII of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to QCII or any Restricted Subsidiary of QCII, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under "—Limitations on Restricted Payments."

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under "—Limitations on Additional Indebtedness" or the Lien is not permitted under the covenant described under "—Limitations on Liens," QCII shall be in default of the applicable covenant.

        QCII may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

  (1)
  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

  (2)
  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

        All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of QCII, delivered to the Trustee certifying compliance with the foregoing provisions. Nothing herein shall prevent a Designation of an Unrestricted Subsidiary contemplated by the proviso in "—Conduct of Business" and such a Designation shall not affect any other calculation in this covenant.

Limitations on Mergers, Consolidations, Etc.

        Neither QCII nor QSC will, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into any Person (other than a merger with a Wholly Owned Restricted Subsidiary solely for the purpose of changing QCII's or QSC's, as the case may be, jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of QCII or QCII and its Restricted Subsidiaries (taken as a whole), or QSC or QSC and its Restricted Subsidiaries (taken as a whole), as the case may be, to any Person unless, in either case:

  (1)
  either:

  (a)
  QCII or QSC, as the case may be, will be the surviving or continuing Person; or

  (b)
  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (the "Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of QCII or QSC, as the case may be, under the notes, the Guarantees (as applicable), the Indenture, the QSC Registration Rights Agreement and the Security Documents to which it is a party;

  (2)
  immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

  (3)
  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, QSC (or, in the case of a transaction involving QSC in which QSC is not the surviving entity, QSC's Successor) could incur $1.00 of additional Indebtedness pursuant to the Leverage Ratio Exception, in the case of a transaction involving QSC, or the QCII Ratio, in the case of a transaction involving QCII.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of QCII or QSC, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

        The following additional conditions shall apply to each transaction described in the above paragraphs:

  (1)
  such Guarantor or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or Transferred to such Person;

  (2)
  the Collateral owned by or Transferred to QSC, such Guarantor or the relevant surviving entity, as applicable, shall

  (a)
  continue to constitute Collateral under the Indenture and the Security Documents;

  (b)
  be subject to the Lien in favor of the applicable Collateral Agent for the benefit of the Holders; and

  (c)
  not be subject to any Lien other than Liens permitted by the Indenture;

  (3)
  the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents, shall be treated as after acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; and

  (4)
  QCII shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of a Person, the Equity Interests of which constitute all or substantially all of the properties and assets of such Person, will be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

        Upon any consolidation, combination or merger of QCII or QSC, or any transfer of all or substantially all of the assets of QCII or QSC in accordance with the foregoing, in which QCII or QSC is not the continuing obligor under the notes or its Note Guarantee, the surviving entity formed by such consolidation or into which QCII or QSC is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, QCII or QSC under the Indenture, the notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as QCII or QSC and, except in the case of a conveyance, transfer or lease, QCII or QSC, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its Note Guarantee, as the case may be, and all of QCII's or QSC's other obligations and covenants under the notes, the Indenture and its Note Guarantee, if applicable.

        The foregoing will not prevent (a) the contribution by QCII of all of the outstanding capital stock of QSC to a Wholly Owned Restricted Subsidiary of QCII; provided such Wholly Owned Subsidiary becomes a Guarantor of the notes to the same extent that QSC guarantees the notes (but without granting a Lien or otherwise being required to provide collateral for such guarantee) by execution of a supplemental indenture to the Indenture, or (b) the merger of any Restricted Subsidiary of QSC into QSC or another Restricted Subsidiary of QSC.

        With respect to any disposition of assets, the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of QCII or QSC.

Conduct of Business

        QCII (and any intermediate company directly or indirectly owning Equity Interests of QSC) will conduct its business as a holding company that will not be permitted to engage in any business or activity other than those incidental to its ownership of the Equity Interests of QSC, QCF and the other direct Subsidiaries of QCII in existence on the Issue Date, functioning as public company and financing activities relating to the foregoing; provided that QCII will be permitted to make Investments in any Person engaged in any business to the extent funded with the net cash proceeds from, or in exchange for, the issuance of Qualified Equity Interests of QCII (to any person other than a Subsidiary of QCII) so long as such Person is Designated as an Unrestricted Subsidiary of QCII and remains as such. In addition, in no event will QCII hold, directly or indirectly, less than 100% of the Equity Interests of QSC. QCF's operations and the operations of any Restricted Subsidiaries of QCII (other than QSC and its Restricted Subsidiaries) will be limited to those conducted by it as of and on the Issue Date and activities reasonably related thereto (as well as to Investments referred to in the proviso of the preceding sentence).

Reports

        QCII will file with the Trustee on the date on which it files them with the SEC copies of the annual, quarterly and current reports and the information, documents and other reports that QCII is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") and will file with the SEC and the Trustee substantially equivalent information, whether or not it is required to do so or able to do so (such as filings on Form 8-K containing detailed financial information concerning financial results that are comparable to the information required by a Form 10-Q for the applicable period, consistent with past practice) (unless the SEC will not accept such a filing). In addition, it will publish information in the SEC Reports relating to the Consolidated Leverage Ratio and/or the Senior Leverage Ratio for any quarterly period in which Consolidated Cash

Flow of QSC would be materially different from that of QCII and the Leverage Ratio Exception or Senior Leverage Ratio, as applicable, was relied upon for any action during such period. At the time QCII is required to file the SEC Reports with the Trustee, QCII will furnish copies of such SEC Reports to the Holders of the notes who request it in writing.

        QCII, QSC and QCF have agreed that, for so long as any notes remain outstanding, unless QCII is subject to Section 13 or 15(d) of the Exchange Act, QCII will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Each of the following is an "Event of Default" with respect to the notes:

  (1)
  failure to pay interest on the notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

  (2)
  failure to pay the principal of the notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

  (3)
  failure to comply with any of its agreements or covenants described above under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," or in respect of its obligations to make a Change of Control Offer as described above under "—Change of Control Triggering Event" (whether or not such payment is prohibited by the subordination provisions of the Indenture);

  (4)
  failure to comply with any other agreement or covenant in the Indenture and continuance of this failure for 45 days after notice of the failure has been given to QSC by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the notes then outstanding;

  (5)
  default under any mortgage, indenture or other instrument or agreement ("Debt Instrument") under which there may be issued or by which there may be secured or evidenced Indebtedness of QCII, QSC or any Restricted Subsidiary of QCII (other than QCC to the extent that none of QCII, QSC or QCF have outstanding a Debt Instrument governing Debt Securities under which there is a similar default as this clause (5) with respect to QCC that applies to such default) whether such Indebtedness now exists or is incurred after the Issue Date, which default:

  (a)
  is caused by a failure to pay when due principal on such Indebtedness at the final maturity thereof;

  (b)
  results in the acceleration of such Indebtedness prior to its express final maturity or

  (c)
  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of or to cause the sale of, the assets securing such Indebtedness (other than the consensual provision of assets securing non-recourse Indebtedness), and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates more than $100 million;

  (6)
  one or more final and non-appealable judgments or orders that exceed $100 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against QCII, QSC or any

    Restricted Subsidiary of QCII and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  QCII, QSC or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

  (d)
  makes a general assignment for the benefit of its creditors;

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against QCII, QSC or any Significant Subsidiary as debtor in an involuntary case,

  (b)
  appoints a Custodian of QCII, QSC or any Significant Subsidiary or a Custodian for all or substantially all of the assets of QSC or any Significant Subsidiary, or

  (c)
  orders the liquidation of QCII, QSC or any Significant Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days;

  (9)
  (a) any Note Guarantee shall be held in a judicial proceeding before a court of competent jurisdiction not to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in such a proceeding null and void and unenforceable or found to be invalid or (b) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or

  (10)
  default by QSC in the performance of the Security Documents which adversely affects the enforceability or the validity of either Collateral Agent's Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect, repudiation or disaffirmation by QSC of its obligations under the Security Documents or the determination in a judicial proceeding before a court of competent jurisdiction that the Security Documents are unenforceable or invalid against QSC for any reason.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to QCII or QSC) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to QCII, or the Holders of at least 25% in aggregate principal amount of notes then outstanding, by written notice to QCII and the Trustee, may declare all amounts owing under the notes to be due and payable immediately; provided that, prior to any Termination Event, if there are any amounts outstanding under the Credit Agreement, such amounts shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or exercise of any remedies against any Collateral therefor or 5 business days after receipt by QSC and the Representative under the Credit Agreement so long as the name and address of such Representative has been delivered to the Trustee in writing of such acceleration notice but only if such Event of Default is then continuing.

        Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest and premium, if any, on the outstanding notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to QCII or QSC occurs, all principal of and accrued and unpaid interest and premium, if any, on outstanding notes shall become due and payable without any further action or notice.

        The Trustee shall, within 30 days after the occurrence of any Default with respect to the notes, give the Holders thereof notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the notes or a Default in complying with "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.," the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders thereof.

        No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

  (1)
  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of the notes then outstanding;

  (2)
  has been offered indemnity satisfactory to it in its reasonable judgment; and

  (3)
  has not received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Senior Note for enforcement of payment of the principal of or interest on such Senior Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this "—Events of Default" section).

        In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (5) shall have been remedied or cured by QCII or any of its Subsidiaries or waived by holders of the relevant Indebtedness within 60 days of the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except non-payment of principal, premium or interest on the notes that became due and payable solely because of the acceleration of the notes, have been cured or waived.

        QCII is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of QCII becoming aware of any Default, a statement specifying such Default and what action QCII is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

        QCII may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Legal Defeasance means that QCII and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes, and the Note Guarantees applicable thereto, and the Indenture shall cease to be of further effect as to all outstanding notes, except as to

  (1)
  rights of Holders to receive payments in respect of the principal of and interest on the notes, when such payments are due from the trust funds referred to below,

  (2)
  QCII's obligations with respect to the notes, concerning issuing temporary notes, registration of the notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

  (3)
  the rights, powers, trust, duties, and immunities of the Trustee, and QCII's obligation in connection therewith, and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, QCII may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture with respect to the notes, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including clauses (1), (2), (3) (to the extent covenants survive), (7), (8), (9) and (10)) will no longer apply to the notes. QCII may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  QCII must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by QCII, to pay the principal of and interest on the notes, on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

  (2)
  in the case of Legal Defeasance, QCII shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  QCII has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

  (3)
  in the case of Covenant Defeasance, QCII shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

  (4)
  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

  (5)
  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which QCII, QSC or any of QSC's Subsidiaries is a party or by which QCII or QSC or any of QSC's Subsidiaries is bound,

  (6)
  QCII shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

  (7)
  QCII shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then our obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes which shall survive until all notes have been canceled) as to all outstanding notes when either:

  (1)
  all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by QCII and thereafter repaid to QCII or discharged from this trust) have been delivered to the Trustee for cancellation; or

  (2)
  (a) all notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under "—Optional Redemption," and QCII has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the Trustee for cancellation,

  (b)
  QCII has paid all sums payable by it under the Indenture,

  (c)
  QCII has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be, and

  (d)
  the Holders have a valid, perfected, exclusive security interest in this trust.

        In addition, QCII must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

        A Holder will be able to register the transfer of or exchange notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of QCII, the Registrar is not required (1) to register the transfer of or exchange any Senior Note selected for redemption, (2) to register the transfer of or exchange any Senior Note for a period of 15 days before a selection of notes to be redeemed or (3) to register the transfer or exchange of a Senior Note between a record date and the next succeeding interest payment date.

        The notes will be issued in registered form and the registered Holder will be treated as the owner of such Senior Note for all purposes.

Amendment, Supplement and Waiver

        Subject to certain exceptions described below, (1) the Indenture, the notes, any Note Guarantee thereon or the Security Documents applicable thereto may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the Holders of at least a majority in aggregate principal amount of the notes issued under the Indenture then outstanding, voting together as a single group; provided any such amendment that affects any maturity of notes as distinct from any other maturity of notes will require the consent of at least a majority in aggregate principal amount of such affected maturity of notes then outstanding, and (2) any existing Default under, or compliance with any provision of, the Indenture, the notes, any Note Guarantee thereon or the Security Documents applicable thereto may be waived (other than any continuing Default in the payment of the principal or interest on the notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the Holders of a majority in principal amount of the notes issued under the Indenture to be affected thereby.

        Notwithstanding the foregoing:

  (1)
  no such amendment may, without the consent of the Holders of 66 2/3% in aggregate principal amount of the notes issued under the Indenture then outstanding, voting together as a single group, release any Collateral from the Lien of the Security Documents relating thereto, except in accordance with the covenant described under "—Certain Covenants—Limitations on Asset Sales" and upon a Termination Event; provided that such a release may be obtained as to a particular series with the consent of Holders of 66 2/3% in aggregate principal amount of such series; and

  (2)
  without the consent of each affected Holder of the affected series of notes, QCII and the Trustee may not:

  (a)
  change the maturity of any of the notes of such series;

  (b)
  reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the notes of such series;

  (c)
  reduce any premium payable upon optional redemption of the notes, change the date on which any of the notes of such series are subject to redemption or otherwise alter the provisions with respect to the redemption of the notes of such series;

  (d)
  make any of the notes of such series payable in money or currency other than that stated in therein;

  (e)
  modify or change any provision of the Indenture or the related definitions to modify the ranking of the notes of such series or any Note Guarantee thereon or the subordination provisions thereof, in a manner that adversely affects the Holders thereof;

  (f)
  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the notes of such series;

  (g)
  impair the rights of Holders to receive payments of principal of or interest on the notes of such series;

  (h)
  release any Guarantor from any of its obligations under its applicable Note Guarantee or the Indenture, except as permitted by the Indenture; or

  (i)
  make any change in these amendment and waiver provisions.

        Notwithstanding the foregoing, QCII and the Guarantors and the Trustee may amend the Indenture, the Note Guarantees, the notes or the Security Documents without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of QCII's or any Guarantor's obligations to the Holders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Holder, to make any change necessary to conform to this "Description of the Notes" or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of QCII or any Guarantor will have any liability for any obligations of QCII under the notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

        U.S. Bank National Association will be the Trustee for the notes and has been appointed by QCII as Registrar and Paying Agent with regard to the notes. QCII and certain of its affiliates maintain banking and other business relationships in the ordinary course of business with U.S. Bank National Association. In addition, U.S. Bank National Association and certain of its affiliates serve as trustee, authenticating agent, or paying agent with respect to certain other debt securities of QCII and its affiliates. The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of QCII, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to such Trustee.

Governing Law

        The Indenture, the notes, the Note Guarantees and the Security Documents are governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

        "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to QSC or any Restricted Subsidiary of QSC, any Indebtedness of a Person (other than QSC or a Restricted Subsidiary of QSC) existing at the time such Person is merged with or into QSC or a Restricted Subsidiary of QSC, or Indebtedness expressly assumed by QSC or any Restricted Subsidiary of QSC in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "Additional QSC Notes" means senior subordinated secured notes of QSC issued under the Existing QSC Notes Indenture or an indenture with substantially equivalent (other than financial) terms; provided the aggregate principal amount of Existing QSC Notes and Additional QSC Notes does not exceed $4.0 billion (including any refinancings thereof, but exclusive of related premiums and expenses).

        "Affected Covenants" has the meaning set forth under "—Certain Covenants—Covenant Suspension; Covenant Fallaway."

        "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

        "Asset Acquisition" means

  (1)
  an Investment by QSC or any Restricted Subsidiary of QSC in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of QSC, or shall be merged with or into QSC or any Restricted Subsidiary of QSC, or

  (2)
  the acquisition by QSC or any Restricted Subsidiary of QSC of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by QCII or any Restricted Subsidiary to any Person other than QCII or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of QCII or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  transfers of cash or Cash Equivalents or any repayment of permitted intercompany Indebtedness;

  (2)
  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.";

  (3)
  the creation or realization of any Lien permitted hereunder;

  (4)
  transfers of damaged, worn-out or obsolete equipment or assets that, in QSC's reasonable judgment, are no longer used or useful in the business of QSC or its Restricted Subsidiaries;

  (5)
  Permitted Telecommunications Capital Asset Dispositions;

  (6)
  Restricted Payments made pursuant to and in compliance with the covenant described under "—Certain Covenants—Limitations on Restricted Payments"; or

  (7)
  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $25 million.

        "Asset Sale Offer" has the meaning given in "—Certain Covenants—Limitations on Asset Sales."

        "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to QSC's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means, with respect to any Person, the board of directors or comparable governing body of such Person.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

        "Calculation Agent" has the meaning the given in "—Principal, Maturity and Interest."

        "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

  (2)
  demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

  (3)
  commercial paper maturing no more than 365 days from the date of creation thereof issued by a corporation that is not QSC or an Affiliate of QSC, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

  (4)
  repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

  (5)
  investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

        "Change of Control" means any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Phillip F. Anschutz, Anschutz Company or any of their controlled affiliates, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have

"beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of QCII. Notwithstanding the foregoing, no "Change of Control" shall have occurred if the aforementioned ultimate beneficial owner is a corporation or other entity in which no one person or group (each, as defined above) beneficially owns (as determined above) more than 50% of the Voting Stock of such corporation or other entity.

        "Change of Control Offer" has the meaning given in "—Change of Control Triggering Event."

        "Change of Control Purchase Price" has the meaning given in "—Change of Control Triggering Event."

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

        "Collateral" means, initially, those assets of QSC pledged to secure the Existing QSC Notes on the Issue Date and such other assets as may be required to be pledged to secure the QSC Guarantee from time to time under the Indenture or the Security and Pledge Agreement. Any asset that has been released from the Liens securing the QSC Guarantee in accordance with the terms of the Indenture shall not constitute Collateral for any purpose hereunder, including without limitation for any purpose for which the term "Collateral" is used, unless thereafter subjected to a Lien to secure the QSC Guarantee.

        "Collateral Account" means the collateral account established pursuant to the Indenture and the Security Documents.

        "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term to maturity or the applicable redemption date of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term to maturity or the applicable redemption date of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if QCII obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Consolidated Amortization Expense" means, with respect to any Person for any period, the amortization expense of the relevant Person and the Restricted Subsidiaries of the relevant Person for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of

  (1)
  Consolidated Net Income of such Person, plus

  (2)
  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary of such Person,

  (a)
  Consolidated Income Tax Expense of such Person,

  (b)
  Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense of such Person),

  (c)
  Consolidated Depreciation Expense of such Person,

  (d)
  Consolidated Interest Expense of such Person and its Restricted Subsidiaries,

  (e)
  all other non-cash items reducing the Consolidated Net Income (excluding, for the period in which they are made (unless previously excluded for purposes of this calculation) any cash payments made with respect to any non-cash charge which is an accrual of a reserve for cash charges in any future period) of such Person for such period, and

  (f)
  other than for purposes of calculating the Restricted Payments Basket, cash restructuring charges for actions taken prior to the Issue Date and cash charges arising from the settlement of the Outstanding UPOs,

  (g)
  in each case determined on a consolidated basis in accordance with GAAP, minus

  (3)
  the aggregate amount of all non-cash items (including the amortization of revenues for which cash was received in a period prior to the issuance of the notes), determined on a consolidated basis, to the extent such items increased Consolidated Net Income of such Person for such period, minus

  (4)
  solely for purposes of calculating the Consolidated Leverage Ratio when incurring an item of Indebtedness under the covenant "Limitations on Additional Indebtedness" (and not for the purpose of any other covenant), an amount equal to the Consolidated Interest Expense of QCII and its Subsidiaries (other than in respect of Indebtedness (including by way of any guarantees) of QSC and its Subsidiaries) to the extent paid, accrued or scheduled to be paid or accrued for the period and other cash expenses reducing Consolidated Net Income of QCII and its Subsidiaries (other than QSC and its Subsidiaries) paid or scheduled to be paid or accrued by QCII and its Subsidiaries (but no deduction from Consolidated Cash Flow shall be made under this clause to reflect interest expense actually paid by QCII or a Subsidiary of QCII from sources other than QCF or QSC and QSC's Restricted Subsidiaries).

        "Consolidated Depreciation Expense" means, with respect to any Person for any period, the depreciation expense of such Person and the Restricted Subsidiaries of such Person for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for taxes of QSC and the Restricted Subsidiaries of such Person, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of the total interest expense of the relevant Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

  (1)
  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

  (2)
  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

  (3)
  the net costs associated with Hedging Obligations,

  (4)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

  (5)
  the interest portion of any deferred payment obligations,

  (6)
  all other non-cash interest expense,

  (7)
  capitalized interest,

  (8)
  all interest payable with respect to discontinued operations, and

  (9)
  all interest on any Indebtedness of any other Person guaranteed by the relevant Person or any Restricted Subsidiary of the relevant Person.

        "Consolidated Leverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the "Transaction Date"), the ratio of (x) the total principal amount of Indebtedness (or in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of QSC and its Restricted Subsidiaries as of the Transaction Date on a pro forma basis after giving effect to all incurrences and repayments of Indebtedness to occur on or substantially concurrently with such Transaction Date (but excluding any Permitted Subordinated Indebtedness to the extent such Subordinated Indebtedness is also excluded from the definition of "Consolidated Leverage Ratio" contained in the Existing QSC Notes Indenture (as in effect on the Issue Date) while the Existing QSC Notes are outstanding) ("Total Indebtedness"), determined on a consolidated basis, less the amount of cash and Cash Equivalents held by QCII, QCF and QSC and its Restricted Subsidiaries on the Transaction Date, to (y) the Consolidated Cash Flow of QSC during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the Transaction Date. For purposes of this definition, Total Indebtedness and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis to:

  (1)
  the elimination from Total Indebtedness of any existing or future intercompany Indebtedness permitted under clause (5) of "Permitted Indebtedness";

  (2)
  any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of QSC or any Restricted Subsidiary of QSC (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and

  (3)
  the Designation of an Unrestricted Subsidiary or Redesignation of a Restricted Subsidiary pursuant to "—Limitations on Designation of Unrestricted Subsidiaries" above (as if such designation were an Asset Sale or Asset Acquisition under clause (2) of this definition above).

If QSC or any Restricted Subsidiary of QSC directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if QSC or such Restricted Subsidiary of QSC had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of any Person and its Restricted Subsidiaries or such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (1)
  the net income (or loss) of any Person (other than a Restricted Subsidiary of the Relevant Person) in which any Person other than the relevant Person and the Restricted Subsidiaries of the Relevant Person has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Relevant Person or any of its Wholly Owned Restricted Subsidiaries during such period;

  (2)
  except to the extent included in the consolidated net income of the relevant Person pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary of the relevant Person or is merged into or consolidated with the relevant Person or any Restricted Subsidiary of the relevant Person or (b) the assets of such Person are acquired by the relevant Person or any Restricted Subsidiary of the relevant Person;

  (3)
  except for purposes of calculating Consolidated Cash Flow, the net income of any Restricted Subsidiary of the Relevant Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of the relevant Person of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, except that the relevant Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

  (4)
  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the relevant Person by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

  (5)
  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the relevant Person or any Restricted Subsidiary of the relevant Person upon (a) the other acquisition of any securities, or the extinguishment of any Indebtedness, of the relevant Person or any Restricted Subsidiary of the relevant Person or (b) any Asset Sale by the relevant Person or any Restricted Subsidiary of the relevant Person;

  (6)
  other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the relevant Person or any Restricted Subsidiary of the relevant Person during such period;

  (7)
  any cost, charge or gain (including financing fees and related expenses) arising from the offering of notes, the offering of the Existing QSC Notes and the issuance of Equity Interests or incurrence of Indebtedness; and

  (8)
  the effect of any non-cash gain (or loss) as a result of the impairment of goodwill as required by Statement of Financial Accounting Standards ("SFAS") No. 142 and the impairment of assets as required by SFAS 144.

        In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(b) of the first paragraph under "—Certain Covenants—Limitations on Restricted Payments" or decreased the amount of Investments outstanding pursuant to clause (13) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

        "Consolidated Total Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries.

        "Credit Agreement" means the Credit Agreement dated as of February 2004 among QCII, QSC, Bank of America, N.A., as administrative agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Daily Interest Amount" has the meaning given in "—Principal, Maturity and Interest."

        "Debt Securities" means any debt securities, as such term is commonly understood, issued in any public offering or private placement and in an outstanding principal amount of more than $100 million.

        "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "Designated Senior Debt" means (1) Senior Debt under or in respect of the Credit Agreement or (2) in the event no amounts are outstanding or available under the Credit Agreement, any other Indebtedness constituting Senior Debt in an aggregate amount of $100 million or more which, at the time of determination, is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by QSC.

        "Designation" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Designation Amount" has the meaning given to this term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Disqualified Equity Interest" of any Person means any Equity Interest of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the applicable series of notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that is not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that is not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require such Person to redeem such Equity

Interests upon the occurrence of a change in control occurring prior to the final maturity date of the notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under "—Change of Control Triggering Event" and such Equity Interests specifically provides that such Person will not redeem any such Equity Interests pursuant to such provisions prior to QCII's or QSC's purchase of the notes as required pursuant to the provisions described under "—Change of Control Triggering Event."

        "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Existing QSC Notes" means the 13% Senior Subordinated Notes due 2007 of QSC, the 13 1/2% Senior Subordinated Secured Notes due 2010 of QSC and the 14% Senior Subordinated Secured Notes due 2014 of QSC, as the same may be amended and in effect from time to time, unless otherwise specified as in effect on a certain date.

        "Existing QSC Notes Indenture" means the Indenture dated as of December 26, 2002, among QSC, the Guarantors named therein and J.P. Morgan Trust Company, National Association, as successor-in-interest to Bank One Trust Company, N.A., relating to the Existing Senior Sub Notes, as the same may be amended and in effect from time to time.

        "Existing 2008 Note Indentures" means the Indentures dated as of November 4, 1998 and November 27, 1998, respectively, between QCII and Bankers Trust Company relating to the Existing 2008 Notes, as the same has been amended and in effect from time to time, unless otherwise specified as in effect on a certain date.

        "Existing 2008 Notes" means the 7.50% Senior Notes due 2008 of QCII and the 7.25% Senior Notes due 2008 of QCII issued under the Existing 2008 Note Indentures.

        "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the applicable Board of Directors or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "Fixed Rate Notes" means the 2011 Senior Notes and the 2014 Senior Notes issued under the Indenture.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

        "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

        "Guarantors" means QSC, QCF and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case until such Person is released from its Guarantee.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

        "Holder" means any registered holder, from time to time, of the notes.

        "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor imputed interest, costs or premiums shall be deemed to be an incurrence of Indebtedness.

        "Indebtedness" of any Person at any date means, without duplication:

  (1)
  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

  (4)
  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

  (5)
  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or liquidation preference of any Preferred Stock of any Restricted Subsidiary of such Person;

  (6)
  all Capitalized Lease Obligations of such Person;

  (7)
  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

  (8)
  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis;

  (9)
  all Attributable Indebtedness;

  (10)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

  (11)
  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others and (b) the amount of the Indebtedness secured. For purposes of clause (5), the principal amount of any "Indebtedness" which is in the form of a Preferred Stock or Disqualified Equity Interests shall be the greater of the maximum fixed redemption or repurchase price or liquidation preference thereof. "Indebtedness" shall not include any obligation that did not constitute Indebtedness at the time of its incurrence but is subsequently treated as Indebtedness by reason of a change in GAAP or in the application of GAAP and shall not include the Outstanding UPOs at any time.

        "Independent Director" means a director of QCII who

  (1)
  is independent with respect to the transaction at issue;

  (2)
  does not have any material financial interest in QCII or any of its Affiliates (other than as a result of holding securities of QCII and its Subsidiaries); and

  (3)
  has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any material compensation, payment or other benefit, of any type or form, from QCII or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of QCII or any committee thereof or any Affiliate and reimbursement of out-of-pocket expenses for attendance at QCII's or an Affiliate's board and board committee meetings.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of QCII's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to QCII and its Affiliates.

        "Insolvency Event" means an event of the type set forth in clause (7) or (8) of "—Events of Default."

        "interest" means, with respect to the notes, interest and Additional Interest, if any, on the notes.

        "Investment Grade Rating" means (i) with respect to Moody's Investors Service, Inc. (or any successor to the rating agency business thereof), a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof), a rating equal to or higher than BBB- (or the equivalent).

        "Investments" of any Person means:

  (1)
  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

  (2)
  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

  (3)
  all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

  (4)
  the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries." If the relevant Person or any Subsidiary of the relevant Person sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the relevant Person shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of QCII. The acquisition by the relevant Person or any Restricted Subsidiary of the relevant Person of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the relevant Person or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the relevant Person shall be deemed not to be Investments.

        "Issue Date" means the date on which the notes are originally issued.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

  (1)
  brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

  (2)
  provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

  (3)
  except in the case of Collateral, amounts required to be paid to any Person (other than QCII or any Restricted Subsidiary of QCII) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

  (4)
  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

  (5)
  appropriate amounts to be provided by QCII or any Restricted Subsidiary of QCII, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by QCII or any Restricted Subsidiary of QCII, as the case may be, after such Asset Sale, including pensions and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the

    Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

        "Non-Recourse Debt" means, with respect to any Person, Indebtedness of such Person:

  (1)
  in the case of an Unrestricted Subsidiary, as to which neither QCII nor any Restricted Subsidiary of QCII (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  in the case of an Unrestricted Subsidiary only, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of QCII or any Restricted Subsidiary of QCII to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  in the case of an Unrestricted Subsidiary only, as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of QCII or any Restricted Subsidiary of QCII (other than the Equity Interests in the Unrestricted Subsidiary).

        "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means for any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Outstanding UPOs" has the meaning given in "—Certain Covenants—Limitations on Additional Indebtedness."

        "Pari Passu Indebtedness" means, with respect to QCII or any Guarantor, any Indebtedness of such obligor that ranks pari passu as to payment (whether with respect to security or Liens on Collateral) with the notes or the Guarantees, as applicable.

        "Permitted Collateral Liens" means, with respect to the Collateral:

  (1)
  Liens on the Collateral to secure Senior Debt, including Obligations under the Credit Agreement; provided that the aggregate principal amount of Indebtedness secured under this clause (1) and under clause (10) of Permitted Liens does not exceed the amount provided for under clauses (x) and (y) of such clause (10);

  (2)
  Liens on the Collateral to secure the QSC Guarantee and the QSC guaranty of the 2004 QCII Notes;

  (3)
  Liens on the Collateral to secure Indebtedness (other than Subordinated Indebtedness) of QSC and related Obligations initially incurred after the Issue Date; provided that such Liens are junior to Liens to secure Senior Debt and equal and ratable with the Liens to secure the QSC Guarantee in the same manner and at least to the same extent (including with respect to control rights in favor of senior lien holders) as the Liens securing the QSC Guarantee are to Senior Debt; and

  (4)
  Liens on the Collateral to secure Permitted Subordinated Indebtedness, the QSC guaranty of the Existing 2008 Notes, the Existing QSC Notes and any Additional QSC Notes (provided that the aggregate principal amount of Existing QSC Notes and Additional QSC Notes does not exceed $4.0 billion), and Obligations related to the foregoing, to the extent that such Liens on the Collateral are junior and subordinate in priority to the Liens securing the

    Obligations in respect of the QSC Guarantee referred to in the preceding clause (3) and Senior Debt in the same manner and at least to the same extent (including with respect to control rights in favor of senior lien holders) as the Liens securing the QSC Guarantee and the Indenture are to the Liens securing Senior Debt.

        "Permitted Indebtedness" has the meaning given in "—Certain Covenants—Limitations on Additional Indebtedness."

        "Permitted Investment" means:

  (1)
  Investments by QCII or any Restricted Subsidiary of QCII in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary of QSC or that will merge or consolidate into QSC or a Restricted Subsidiary of QSC;

  (2)
  Investments in QCII by any Restricted Subsidiary of QCII and Investments by QCII in an Unrestricted Subsidiary as permitted by the covenant described under "—Certain Covenants—Conduct of Business";

  (3)
  Investments by QCII in, or Investments in QSC by, a newly formed Wholly Owned Restricted Subsidiary of QCII formed in accordance with the penultimate paragraph under "—Certain Covenants—Limitations on Mergers, Consolidations, Etc.";

  (4)
  loans and advances to directors, employees and officers of QCII and the Restricted Subsidiaries of QCII for bona fide business purposes and to purchase Equity Interests of QSC not in excess of $10 million at any one time outstanding;

  (5)
  Hedging Obligations incurred pursuant to clause (5) of the covenant described under "—Certain Covenants—Limitations on Additional Indebtedness";

  (6)
  Cash Equivalents;

  (7)
  receivables owing to QCII or any Restricted Subsidiary of QCII if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the QCII or any such Restricted Subsidiary of QCII deems reasonable under the circumstances;

  (8)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (9)
  Investments made by QCII or any Restricted Subsidiary of QCII as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitations on Asset Sales" (except to the extent allocated to clause (13) below by the terms thereof);

  (10)
  lease, utility and other similar deposits in the ordinary course of business;

  (11)
  Investments made by QCII or a Restricted Subsidiary of QCII for consideration consisting only of Qualified Equity Interests of QCII;

  (12)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to QCII or any Restricted Subsidiary of QCII or in satisfaction of judgments; and

  (13)
  other Investments in persons other than QCII or any of its Restricted Subsidiaries in an aggregate amount not to exceed 5% of QCII's Consolidated Total Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

        The amount of Investments outstanding at any time pursuant to clause (13) above shall be deemed to be reduced upon the disposition or repayment of or return on any Investment made pursuant to clause (13) above, by an amount equal to the return of capital with respect to such Investment to QCII or any Restricted Subsidiary of QCII (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes. Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, there shall be deemed a return of the Investment by an amount equal to the lesser of (x) the Fair Market Value of QCII's direct or indirect Investment in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that either increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (13) above or reduced Restricted Payments capacity.

        "Permitted Junior Securities" means:

  (1)
  Equity Interests in QSC; or

  (2)
  debt securities provided for in a plan of reorganization under any Bankruptcy Law that are subordinated to (a) all Senior Debt and (b) any debt securities issued in exchange for the QSC Guarantee to substantially the same extent as, or to a greater extent than, the QSC Guarantee are subordinated to Senior Debt under the Indenture.

        "Permitted Liens" means (A) with respect to assets constituting Collateral, Permitted Collateral Liens and (B) with respect to assets not constituting Collateral (including any assets that once constituted but no longer constitute Collateral for the QSC Guarantee), the following types of Liens:

  (1)
  Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

  (2)
  other Liens incidental to the conduct of QCII's or its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of QCII's or its Restricted Subsidiaries' property or assets, or materially impair the use thereof in the operation of its business;

  (3)
  Liens, pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations;

  (4)
  Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

  (5)
  zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of QCII or its Restricted Subsidiaries;

  (6)
  Liens arising out of judgments or awards against or other court proceedings concerning QCII or its Subsidiaries with respect to which QCII or any of its Subsidiaries is prosecuting an appeal or proceeding for review and QCII or any of its Subsidiaries is maintaining adequate reserves in accordance with generally accepted accounting principles;

  (7)
  any interest or title of a lessor in the property subject to any lease other than a Capitalized Lease;

  (8)
  Liens existing on the Issue Date securing Indebtedness permitted under clause (4) under "—Certain Covenants—Limitations on Additional Indebtedness," and Liens securing any Refinancing Indebtedness of such Indebtedness; provided that such Liens do not extend to any additional assets (other than improvements thereon or replacements thereof);

  (9)
  Liens securing treasury management arrangements or other cash management services as described under clause (3) of "Permitted Indebtedness";

  (10)
  Liens on assets of QSC securing an aggregate principal amount of Indebtedness (other than Subordinated Indebtedness) and related Obligations outstanding at any time, including under the Credit Agreement, not to exceed the greater of (x) $2.50 billion and (y) the maximum amount of Indebtedness, determined at the time of incurrence of the relevant Lien under this clause (10) after giving effect thereto and to the use of proceeds of the Indebtedness to be secured, that may be incurred without exceeding a Senior Leverage Ratio of QSC of 2.90:1.0 (it being understood that monetary obligations not constituting Indebtedness shall not be included in this calculation but shall nonetheless be permitted to be secured); provided that the aggregate principal amount of Indebtedness secured under this clause (10) and under clause (1) of Permitted Collateral Liens does not exceed the amount provided for in the preceding clauses (x) and (y);

  (11)
  Liens in favor of QCII or a Guarantor;

  (12)
  Liens on the assets of a Restricted Subsidiary of QSC other than assets constituting or required to be pledged as Collateral and Liens on assets of Subsidiaries of QCII other than QCF and QSC and its Restricted Subsidiaries;

  (13)
  Liens on Equity Interests in QCF and QSC previously pledged to secure the Existing 2008 Notes and the Existing QSC Notes and related Obligations and any Additional QSC Notes issued after the Issue Date such that the aggregate principal amount of Existing QSC Notes and Additional QSC Notes would not exceed $4.0 billion; and

  (14)
  Liens on Equity Interests of any Restricted Subsidiary held by QSC securing Indebtedness of QSC incurred in compliance with the Indenture that is incurred to finance the acquisition of the relevant Restricted Subsidiary; provided that no material assets of any other Restricted Subsidiary are at the time held by the relevant Restricted Subsidiary.

        "Permitted Subordinated Indebtedness" means Subordinated Indebtedness of QSC (other than the Existing QSC Notes and any Additional QSC Notes); provided that such new Subordinated Indebtedness (1) is subordinated to Senior Debt, the notes and any Pari Passu Indebtedness in the same manner and at least to the same extent as set forth in the Indenture and (2) matures no earlier than the seventh anniversary of the Issue Date.

        "Permitted Telecommunications Capital Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of a capital asset that is a Telecommunications Asset (including fiber, conduit and related equipment (i) the proceeds of which are treated as revenues by QCII in accordance with GAAP and (ii) that, in the case of the sale of fiber, would not result in QCII and its Restricted Subsidiaries retaining less than 24 fibers per route mile on any segment of QCII's and its Restricted Subsidiaries' network.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "Primary Treasury Dealer" means a primary U.S. Government Obligations dealer in The City of New York.

        "principal" means, with respect to the notes, the principal of, and premium, if any, on the notes.

        "Purchase Money Indebtedness" means Indebtedness, including Capitalized Lease Obligations, of QSC or any Restricted Subsidiary of QSC incurred after the Issue Date for the purpose of financing all or any part of the cost of the construction, installation, acquisition or improvement by QSC or any Restricted Subsidiary of QSC of any new Telecommunications Assets constructed, installed, acquired or improved after the 270th day prior to the Issue Date; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, and (2) such Indebtedness shall be incurred within 270 days of such acquisition of such asset by QSC or such Restricted Subsidiary or such construction, installation, acquisition or improvement and the proceeds of such Indebtedness are expended for such purposes within such 270-day period.

        "QCF" means Qwest Capital Funding, Inc. and its successors.

        "QCF Guarantee" means the guarantee by QCF of the notes.

        "QCII" means Qwest Communications International Inc., a Delaware corporation, and its successors and assigns.

        "QCII Ratio" means (a) the ratio of (A) the aggregate consolidated principal amount of Indebtedness of QCII outstanding as of the most recent available quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness and the incurrence of any other Indebtedness incurred or repaid since the balance sheet date and the receipt and application of the proceeds thereof, to (B) Consolidated Cash Flow (but determined by reference to QCII and its Restricted Subsidiaries, rather than QSC and its Restricted Subsidiaries) for the four fiscal quarters preceding the incurrence of such Indebtedness for which consolidated financial statements are available, and (b) QCII's Consolidated Capital Ratio (as defined in the Existing 2008 Note Indentures, as in effect at the original issuance date of the Existing QSC Notes) as of the most recent available quarterly or annual balance sheet date, after giving pro forma effect to the incurrence of such Indebtedness and the incurrence of any other Indebtedness incurred or repaid since the balance sheet date and the receipt and application of the proceeds thereof. The QCII Ratio will be satisfied and QCII will be considered as permitted to incur $1.00 of Indebtedness if either (1) the ratio in the preceding clause (a) is less than 5.0:1.0 or (2) the ratio in the preceding clause (b) is less than 2.0:1.0.

        "QSC Guarantee" means the guarantee by QSC of the notes.

        "Qualified Equity Interests" means Equity Interests of QCII other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of QCII or financed, directly or indirectly, using funds (1) borrowed from QCII or any Subsidiary of QCII until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by QCII or any Subsidiary of QCII (including, without limitation, in respect of any employee stock ownership or benefit plan).

        "Qualified Senior Debt" means Senior Debt other than Senior Debt incurred to finance the acquisition of the relevant Restricted Subsidiary whose Equity Interests are to be pledged; provided that no material assets of any other Restricted Subsidiary are at any time held by the relevant Restricted Subsidiary.

        "Qwest Corporation" means Qwest Corporation, a Colorado corporation, and its successors.

        "Rating Agencies" means Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) ("Moody's") and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof) ("S&P").

        "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB to B+, will constitute a decrease of one gradation).

        "Rating Date" means the date which is 90 days prior to the earlier of (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by QCII to effect a Change of Control.

        "Rating Decline" means the decrease (as compared with the Rating Date) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) of the rating of the notes by both Rating Agencies on or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by QCII to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

        "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning; provided that this definition shall not apply for purposes of "—Optional Redemption."

        "Redesignation" has the meaning given to such term in the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries."

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. and their respective successors or any of their affiliates; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, QCII shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by QCII, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to QCII by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "refinance" means to refinance, repay, prepay, replace, renew or refund.

        "Refinancing Indebtedness" means, without duplication for any other incurrence of Indebtedness (of any type), Indebtedness (of any type) of QSC or a Restricted Subsidiary of QSC issued in exchange for, or the proceeds of which are in an amount which is to be used within the next 365 days to redeem or refinance in whole or in part, any Indebtedness (of any type) of QSC or any Restricted Subsidiary of QSC (the "Refinanced Indebtedness") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

  (1)
  if the Refinanced Indebtedness was Subordinated Indebtedness, then such Refinancing Indebtedness, by its terms, is Subordinated Indebtedness (other than if the Refinanced

    Indebtedness is Existing QSC Notes and any Additional QSC Notes) and such Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness or is otherwise Subordinated Indebtedness;

  (2)
  the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the notes; and

  (3)
  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the notes.

        "Regulated Entity" means a Person as to which the consent of a governmental body or official is required for any acquisition or change of control thereof.

        "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or any other distribution on Equity Interests of QCII or any Restricted Subsidiary of QCII or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of QCII or any Restricted Subsidiary of QCII, excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries of QCII, dividends or distributions payable to QCII or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

  (2)
  the purchase, retirement, redemption or other acquisition for value of any Equity Interests of QCII or any Restricted Subsidiary of QCII, but excluding any such Equity Interests held by QCII or any Restricted Subsidiary;

  (3)
  any Investment other than a Permitted Investment; or

  (4)
  any purchase, retirement, redemption or other acquisition for value prior to the date which is 365 days prior to any scheduled maturity, scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

        "Restricted Payments Basket" has the meaning given to such term in the first paragraph of the covenant described under "—Certain Covenants—Limitations on Restricted Payments."

        "Restricted Subsidiary" means any Subsidiary of QCII or QSC, as the case may be, other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secretary's Certificate" means a certificate signed by the Secretary of QCII.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Security Documents" means, collectively,

  (1)
  the Security and Pledge Agreement relating to Collateral; and

  (2)
  all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security in favor of the Trustee or the Collateral Agents in any or all of the Collateral,

in each case as amended from time to time in accordance with their terms.

        "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to (or that would accrue but for) the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

  (1)
  all monetary obligations of QSC of every nature under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

  (2)
  all monetary obligations of QSC of every nature under, or with respect to, any other Indebtedness (other than obligations in respect of Subordinated Indebtedness), including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (3)
  all monetary obligations of QSC in respect of treasury management arrangements or other cash management services performed by lenders (or their affiliates) under the Credit Agreement or any other credit facility in an aggregate amount at any time outstanding not to exceed $350 million;

in each case whether outstanding on the Issue Date or thereafter incurred; provided, that the aggregate principal amount of Senior Debt outstanding at any time under clause (2), after taking account of clause (1), shall not result in the principal amount of Senior Debt under clauses (1) and (2) exceeding the greater of (x) $2.5 billion or (y) the maximum amount, determined at the time of incurrence of the relevant Indebtedness sought to be designated as Senior Debt and after giving effect thereto and use of proceeds therefrom, that may be incurred without exceeding a Senior Leverage Ratio of 2.90:1.00 (it being understood that monetary obligations not constituting Indebtedness shall not be included in the calculation of this amount but shall nonetheless constitute "Senior Debt"). The foregoing amounts shall be determined only at the time of incurrence of the relevant Indebtedness.

        In addition, without limiting the foregoing, "Senior Debt" shall include all Hedging Obligations in respect of the Credit Agreement and any other Senior Debt.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

  (1)
  any Indebtedness of QSC to QCII or any of its Subsidiaries;

  (2)
  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of QCII or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

  (3)
  obligations to trade creditors;

  (4)
  Indebtedness represented by Disqualified Equity Interests or Preferred Stock of any Person;

  (5)
  any liability for taxes owed or owing by QSC;

  (6)
  that portion of any Indebtedness incurred in violation of the "—Limitations on Additional Indebtedness" covenant or the Senior Leverage Ratio (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of QCII to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

  (7)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to QSC;

  (8)
  any Indebtedness represented by the Existing QSC Notes or any other Senior Subordinated Notes issued under the Existing QSC Notes Indenture and QSC's guarantee of the Existing 2008 Notes;

  (9)
  any Indebtedness that is secured by a Lien on Collateral that does not rank prior to the Lien on the Collateral securing the notes; and

  (10)
  any Indebtedness (other than Indebtedness secured by any of the Collateral and possessing a priority senior to the QSC Notes) of QSC which is, by its express terms, subordinated in right of payment to any other Indebtedness of QSC (but excluding in any event Indebtedness described in clauses (1) of the definition of "Senior Debt"; it being understood that the mere subordination of liens on Collateral to secure Indebtedness which would otherwise constitute Senior Debt is not disqualifying under this clause (10)).

        "Senior Leverage Ratio" means shall mean the Consolidated Leverage Ratio with the following adjustments: clause (x) of the definition of Consolidated Leverage Ratio shall only include, without duplication, Senior Debt (prior to the Termination Event), Indebtedness of QSC that has a Lien on any of the Collateral that ranks prior to the Lien on the Collateral securing the QSC Guarantee, Indebtedness of a Restricted Subsidiary of QSC and Indebtedness secured by any asset of QSC (other than Collateral); provided that, cash and Cash Equivalents shall not be offset against any Indebtedness.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under "—Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Start Date" means March 31, 1997.

        "Subordinated Indebtedness" means (1) Indebtedness of QCII or the Guarantors that is subordinated in right of payment to the notes or the Guarantees, as applicable, and (2) any other Indebtedness of QCII and its Subsidiaries (other than QSC and its Restricted Subsidiaries) that is an Obligation solely of a Person or Persons other than QSC and its Restricted Subsidiaries.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of QCII or QSC, as the context requires.

        "tax" shall mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

        "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

        "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) any other activity or opportunity that is in any manner related to those identified in (i) or (ii) above as determined in good faith by the Board of Directors of QCII (which determination shall be conclusive).

        "Termination Event" means the delivery by QSC, at its option, of a written notice to the Trustee certifying that (i) no Default or Event of Default has occurred and is continuing and (ii) all Liens on the Collateral securing the Existing QSC Notes have been released and discharged pursuant to the Existing QSC Notes Indenture and all Liens on the Collateral securing any other Pari Passu Indebtedness (other than the 2004 QCII Notes or Indebtedness secured by a Lien that would be permitted by, and incurred under, clause (10) of "Permitted Liens") or Subordinated Indebtedness have also been so released and discharged or are being released and discharged simultaneously.

        "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of related transactions.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable Treasury Issue, assuming a price for the comparable Treasury Issue expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of QCII in accordance with the covenant described under "—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries" and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by QCII or through one or more Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM

        DTC will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered note certificates will be issued in the aggregate principal amount of the notes, and will be deposited with DTC.

        DTC, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of securities that DTC's participants ("Direct Participants") deposit with DTC. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        The ownership interest of each actual purchaser of notes (each, a "Beneficial Owner") is recorded on the Direct and Indirect Participants' records. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except as described below.

        The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications from DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent with respect to notes unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to issuers as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Redemption proceeds, distributions, and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detailed information from an issuer, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of QC or DTC nor its nominee or agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the notes at any time by giving us notice that it is unwilling or unable to continue as depository for the notes, or DTC ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation, in the event that a successor depository is not obtained within 90 days, note certificates are generally required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the United States federal tax consequences of an exchange of outstanding notes for exchange notes in the exchange offer and the purchase, beneficial ownership and disposition of notes. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the IRS has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes that are held as capital assets (i.e., generally, property held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, brokers, or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

        A "non-U.S. holder" is a beneficial owner of the notes that is an individual, corporation, estate, or trust and is not a U.S. holder.

        The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner's particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

        HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

U.S. Federal Income Tax Consequences of the Exchange Offer to U.S. Holders and Non-U.S. Holders

        The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the exchange notes as they had in the outstanding notes immediately before the exchange.

U.S. Federal Income Tax Consequences to U.S. Holders

        Original Issue Discount.    The notes will be treated as being issued with original issue discount ("OID") for U.S. federal income tax purposes. The OID on the notes will be equal to the excess of the stated redemption price at maturity of the notes over their "issue price." A note's stated redemption price at maturity is generally defined as the sum of all payments provided by the note other than "qualified stated interest," which is stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the note. Interest on the notes that is unconditionally payable at an annual fixed rate of 7.5% for the entire term of the notes will constitute qualified stated interest. The remaining payments under the notes will not constitute qualified stated interest for purposes of the OID rules. The outstanding notes consist of notes that were issued on June 17, 2005 ("original notes") and notes that were issued on June 23, 2005 ("add-on notes"). Because the add-on notes are part of the same issue as the original notes, they will have the same "issue price" as the original notes for federal income tax purposes and thus will have the same OID as the original notes. The "issue price" of a note generally is the first price at which a substantial amount of the "issue" of the notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), which in this case would be the price at which the original notes were sold to the public.

        A U.S. holder (whether a cash or accrual method taxpayer) will be required to include in gross income all OID as it accrues on a constant yield to maturity basis, before the receipt of cash payments attributable to this income. The amount of OID includible in gross income by a U.S. holder of a note for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. holder holds the note. The daily portion is determined by allocating to each day in an "accrual period" a pro rata portion of the OID allocable to that accrual period. The OID allocable to any accrual period will equal (a) the product of the adjusted issue price of the note as of the beginning of such period and the note's yield to maturity less (b) the qualified stated interest allocable to that accrual period. The adjusted issue price of a note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID, and decreased by the amount of any payments (other than payments of qualified stated interest) made on the note. A U.S. holder's tax basis in a note will be increased by the amount of OID that is includible in the holder's gross income. We will furnish annually to the IRS and to the U.S. holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while such U.S. holders hold the notes.

        A U.S. holder will not be required to recognize any additional income upon the receipt of any payment on the notes that is attributable to previously accrued OID, but will be required to reduce its tax basis in the notes by the amount of such payment.

        Acquisition Premium.    If the tax basis of a holder in the notes immediately after the purchase is less than all amounts payable on the notes after the purchase date (other than payments of "qualified stated interest"), but is in excess of the adjusted issue price of the notes, the holder has acquired the notes with "acquisition premium." A U.S. holder who purchases the notes with acquisition premium and does not make the election described below under "Election to Treat all Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the acquisition premium and the denominator of which is the aggregate original issue discount includible in income with respect to the notes.

        Bond Premium.    If a holder has a tax basis in the notes immediately after the purchase that is greater than the stated redemption price at maturity, the holder has acquired the notes with "bond premium." Such holder will not be required to include any OID in income with respect to the notes. A holder may elect to amortize such bond premium over the life of the notes to offset a portion of the stated interest that would otherwise be includable in income. Such an election generally applies to all taxable debt instruments held by the holder on or after the first day of the first taxable year to which the election applies, and may be revoked only with the consent of the IRS. Holders that acquire a note with bond premium should consult their tax advisors regarding the manner in which such premium is calculated and the election to amortize bond premium over the life of the instrument.

        Market Discount.    A note that is acquired for an amount that is less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the OID previously includible in the gross income of any holder for periods before the acquisition of the note by the holder, without regard to any acquisition premium) by more than a de minimis amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), will be treated as having "market discount" equal to such difference. Unless the U.S. holder elects to include such market discount in income as it accrues, a U.S. holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the notes will accrue ratably over the remaining term of the notes or, at the election of the U.S. holder, under a constant yield method. In addition, a U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry an exchange note unless the U.S. holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.

        Election to Treat all Interest as Original Issue Discount.    A U.S. holder may elect to include in gross income all interest that accrues on the notes using the constant-yield method described above under "Original Issue Discount," with certain modifications. For purposes of this election, interest includes stated interest and OID, as adjusted by acquisition premium. This election generally applies only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. holders should consult their tax advisors concerning the consequences of this election.

        Treatment of Stated Interest.    Stated interest on the notes will be treated as "qualified stated interest" and will be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of accounting. Because the purchase price for the notes issued in the offering of notes reflected stated interest accrued prior to the purchase of the notes (which was included in the interest paid on the first interest payment date following the offering), U.S. holders should treat a corresponding portion of the interest paid on the first interest payment date following the offering as a non-taxable return of capital.

        Sale or Other Disposition of the Notes.    In general, upon the sale, retirement or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received on the sale, retirement or other taxable disposition and (2) the U.S. holder's adjusted tax basis in the note. Gain or loss realized on the sale, retirement or other taxable disposition of a note will generally be capital gain or loss.

        Backup Withholding and Information Reporting.    In general, a U.S. holder of the notes will be subject to backup withholding with respect to interest and OID on the notes, and the proceeds of a sale of the notes, at the applicable tax rate (currently 28%), unless such holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN"), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder who does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

        Treatment of Interest and OID.    Subject to the discussion of backup withholding below, under the "portfolio interest exemption," a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest or OID on the notes that is not effectively connected with the non-U.S. holder's trade or business, provided that:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our common stock entitled to vote;

  •
  the non-U.S. holder is not, and is not treated as, a bank receiving interest or OID on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  •
  the non-U.S. holder is not a "controlled foreign corporation" that is related (directly or indirectly) to us; and

  •
  certain certification requirements are met.

        Under current law, the certification requirement will be satisfied in any of the following circumstances:

  •
  If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a United States person.

  •
  If a note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

  •
  If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

        If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest or OID on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty, or (b) the interest or OID is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

        If a non-U.S. holder is engaged in a trade or business in the United States and interest or OID on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest or OID on a net income basis (and the 30% withholding tax described above will not apply provided the appropriate statement is provided to us) generally in the same manner as a U.S. person. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income (and OID) that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        Sale, Exchange or Other Disposition of the Notes.    Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of a note, unless:

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and who has a "tax home" in the United States and certain other conditions are met;

  •
  the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder (and, in some circumstances, the gain is attributable to a U.S. permanent establishment of the non-U.S. holder under an applicable income tax treaty); or

  •
  the non-U.S. holder is subject to U.S. federal income tax pursuant to the provisions of U.S. federal income tax law applicable to former citizens or residents of the United States.

        If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second or third exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale, exchange or other disposition of the notes in the same manner as a U.S. person. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any such effectively connected gain. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

        Information Reporting and Backup Withholding.    When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest (and OID) paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

        Non-U.S. holders who have provided certification as to their non-U.S. status or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person, (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

        Payment of the proceeds from a sale of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it acquired the outstanding notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. The registration rights agreements we executed in connection with the offering of the outstanding notes provide that we will generally not be required to amend or supplement this prospectus for a period exceeding 90 days after the date on which this registration statement is declared effective and participating broker-dealers shall not be authorized by us to deliver this prospectus in connection with resales after that period of time has expired.

        We will not receive any proceeds from any sale of exchange notes by any participating broker-dealer. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the exchange notes. Any participating broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain matters with respect to the validity of the exchange notes will be passed upon for us by Stephen E. Brilz, Deputy General Counsel of QCII.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule of Qwest Communications International Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the consolidated financial statements as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, refers to the adoption of certain new accounting standards.

PROSPECTUS

$800,000,000

Qwest Communications International Inc.

Guaranteed by
Qwest Services Corporation and
Qwest Capital Funding, Inc.

Exchange Offer for All Outstanding

7 1/2% Senior Notes due 2014—Series B
(CUSIP Nos. 749121BU2 and U74905AW7)

for new

7 1/2% Senior Notes due 2014—Series B
that have been registered under the Securities Act of 1933

                        , 2005

PART II

Item 20. Indemnification of Directors and Officers

        The following summaries are subject to the complete text of the statutes and organizational documents of the registrants described below and are qualified in their entirety by reference thereto. Qwest Communications International Inc. ("QCII"), the issuer of the notes, is a Delaware corporation. Qwest Services Corporation ("QSC"), and Qwest Capital Funding, Inc. ("QCF"), each guarantors of the notes, are Colorado corporations.

Qwest Communications International Inc., a Delaware corporation

        Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the circumstances in which a Delaware corporation is permitted and/or required to indemnify its directors and officers. The DGCL permits a corporation to indemnify its directors and officers in certain proceedings if the director or officer has complied with the standard of conduct set out in the DGCL. The standard of conduct requires that the director or officer must have acted in good faith, in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to matters in a criminal proceeding, the director or officer must have had no reason to believe that his or her conduct was unlawful. With respect to suits by or in the right of the corporation, the DGCL permits indemnification of directors and officers if the person meets the standard of conduct, except that it precludes indemnification of directors and officers who are adjudged liable to the corporation, unless the Court of Chancery or the court in which the corporation's action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for expenses. To the extent that a present or former director or officer of the corporation is successful on the merits or otherwise in his or her defense of a proceeding, the corporation is required to indemnify the director or officer against reasonable expenses incurred in defending himself or herself. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        QCII provides for indemnification of directors and officers in its Amended and Restated Bylaws. The Bylaws provide for indemnification of its current (and, in some cases, former) directors and officers against any liability incurred in connection with any proceeding in which such person may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except: (a) to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law, or (b) where a judgment or other final adjudication adverse to such person establishes, or where it is determined in accordance with applicable law, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to QCII or its stockholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. To the extent permitted by law, officers and directors are required to cooperate with QCII as a condition to receiving indemnification under the Bylaws.

        Section 102(b)(7) of the DGCL provides that a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. As permitted by the DGCL, QCII's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to QCII and its stockholders except for liability for any breach of the director's duty of loyalty to QCII or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, arising under

        Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Qwest Services Corporation and Qwest Capital Funding, Inc., each a Colorado corporation

        QSC and QCF are governed by provisions of their Articles of Incorporation and/or Bylaws that set forth the circumstances in which each corporation is required to indemnify its respective officers and directors under applicable law. The Colorado Business Corporations Act (the "CBCA"), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs QSC's and QCF's obligations to indemnify their officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents. As to directors, the CBCA generally requires that a director provide a statement that he or she has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith and, for acts done in a director's official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful. In a proceeding brought by or in the right of the corporation, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he or she is adjudged liable, unless a court orders the corporation to pay reasonable expenses. On the other hand, the corporation must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it can indemnify directors if such indemnification would not violate public policy.

        The Bylaws of both QSC and QCF also require the indemnification of directors and officers of QSC and QCF if such indemnification would be consistent with the CBCA, subject to certain conditions. These conditions include, among other things, that (a) the director or officer must have acted consistently with the standards of conduct set forth in the CBCA and described above, and (b) the director or officer must cooperate with the corporation in connection with the proceeding. In certain situations, QSC and QCF also are required to pay legal fees and expenses to their respective officers and directors in advance of a final judgment. The rights granted to the respective officers and directors by the Bylaws of QSC and QCF are not exclusive and continue as to former officers and directors.

        The CBCA also provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit. The Amended and Restated Articles of Incorporation of QSC and QCF eliminate the personal liability of any director of the corporation to the corporation and its shareholders for monetary damages for any breaches of fiduciary duties as a director, to the fullest extent permitted by the CBCA.

        QCII, QSC and QCF also have agreements with certain of their officers and directors which require that QCII, QSC or QCF, respectively, indemnify such officers and directors to the extent permitted or required by the companies' Bylaws and applicable law. The directors and officers of QCII, QSC, and QCF are covered by insurance policies that insure them against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        See the Exhibit Index attached to this registration statement and incorporated herein by reference.

  (b)
  Financial Statement Schedules

        Schedule II—Valuation and Qualifying Accounts, incorporated by reference to QCII's Annual Report on Form 10-K for the year ended December 31, 2004.

Item 22. Undertakings

        The undersigned registrants hereby undertake:

        To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        That, for the purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it or them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST COMMUNICATIONS INTERNATIONAL INC.
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
* Linda G. Alvarado	Director	December 16, 2005
* Philip F. Anschutz	Director	December 16, 2005
* Charles L. Biggs	Director	December 16, 2005
* K. Dane Brooksher	Director	December 16, 2005
* Cannon Y. Harvey	Director	December 16, 2005
* Peter S. Hellman	Director	December 16, 2005

R. David Hoover	Director
Patrick J. Martin	Director
Caroline Matthews	Director
Wayne W. Murdy	Director
* Frank P. Popoff	Director	December 16, 2005
James A. Unruh	Director
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST SERVICES CORPORATION
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 16, 2005.

QWEST CAPITAL FUNDING, INC.
/s/ OREN G. SHAFFER
By:	Oren G. Shaffer
Title:	Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Chief Executive Officer (Principal Executive Officer)	December 16, 2005
/s/ OREN G. SHAFFER Oren G. Shaffer	Sole Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	December 16, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	December 16, 2005
*By:	/s/ OREN G. SHAFFER Oren G. Shaffer Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
(2.1)	Agreement and Plan of Merger, dated as of July 18, 1999 between U S WEST, Inc. and Qwest Communications International Inc. (incorporated by reference to Annex A to Qwest Communications International Inc.'s Registration Statement on Form S-4/A filed on August 13, 1999, File No. 333-81149).
(3.1)
Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Annex H to Qwest Communications International Inc.'s Registration Statement on Form S-4/A filed on September 17, 1999, File No. 333-81149).
(3.2)
Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Exhibit 3.2 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
(3.3)
Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Exhibit 3.3 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
(3.4)
Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to Exhibit 3.1 to Qwest Services Corporation's Registration Statement on Form S-4 filed on May 3, 2005, File No. 333-115115).
(3.5)
Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to Exhibit 3.2 to Qwest Services Corporation's Registration Statement on Form S-4 filed on May 3, 2005, File No. 333-115115).
(3.6)
Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.5 to Qwest Services Corporation's Registration Statement on Form S-4 filed on May 3, 2005, File No. 333-115115).
(3.7)
Amended and Restated Bylaws of Qwest Capital Funding, Inc., effective as of February 13, 2003 (incorporated by reference to Exhibit 3.6 to Qwest Services Corporation's Registration Statement on Form S-4 filed on May 3, 2005, File No. 333-115115).
(4.1)
Indenture, dated as of February 5, 2004, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company (incorporated by reference to Exhibit 4.17 to Qwest Communications International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-15577).
(4.2)
First Supplemental Indenture, dated June 17, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including form of Qwest Communications International Inc.'s 7 1/2% Senior Notes due 2014—Series B) (incorporated by reference to Exhibit 4.1 to Qwest Communications International Inc.'s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).
(4.3)
Second Supplemental Indenture, dated June 23, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including form of Qwest Communications International Inc.'s 7 1/2% Senior Notes due 2014—Series B) (incorporated by reference to Exhibit 4.3 to Qwest Communications International Inc.'s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).

(4.4)
Security and Pledge Agreement, dated as of February 5, 2004, between Qwest Services Corporation and BNY Asset Solutions LLC, as Collateral Agent (incorporated by reference to Exhibit 4.2 to Qwest Communications International Inc.'s Registration Statement on Form S-4 filed on May 3, 2004, File No. 333-115116).
(4.5)
Registration Rights Agreement, dated June 17, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and the initial purchasers listed therein (incorporated by reference to Exhibit 10.1 to Qwest Communications International Inc.'s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).
(4.6)
Registration Rights Agreement, dated June 23, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and the initial purchasers listed therein (incorporated by reference to Exhibit 10.3 to Qwest Communications International Inc.'s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).
5.1	Opinion of Stephen E. Brilz, Deputy General Counsel of Qwest Communications International Inc.
(12.1)
Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 001-15577).
23.1	Consent of Stephen E. Brilz, Deputy General Counsel of Qwest Communications International Inc. (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Qwest Communications International Inc. Power of Attorney.
24.2	Qwest Services Corporation Power of Attorney.
24.3	Qwest Capital Funding, Inc. Power of Attorney.
25.1	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
99.3	Form of Notice of Guaranteed Delivery.
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

(
)     Previously filed.